                                                                   EXHIBIT 10.35

                                                                  CONFORMED COPY
                                                                  --------------

                             DATE:  21ST MAY, 1997



                     CASTLE TRANSMISSION INTERNATIONAL LTD
                                  AS BORROWER

                  CASTLE TRANSMISSION SERVICES (HOLDINGS) LTD
                                  AS GUARANTOR

                        THE LENDERS LISTED IN SCHEDULE 1

                           CREDIT SUISSE FIRST BOSTON
                                  AS ARRANGER

                          J.P. MORGAN SECURITIES LTD.
                                 AS CO-ARRANGER

                           CREDIT SUISSE FIRST BOSTON
                                    AS AGENT



           _________________________________________________________

                            LOAN AMENDMENT AGREEMENT
            (Pounds)162,500,000 TERM AND REVOLVING LOAN FACILITIES
         BEING AMENDED TO A (Pounds)64,000,000 REVOLVING LOAN FACILITY

           _________________________________________________________

                               SLAUGHTER AND MAY
                              35 BASINGHALL STREET
                                     LONDON
                                    EC2V 5DB

                            LOAN AMENDMENT AGREEMENT
            (Pounds)162,500,000 TERM AND REVOLVING LOAN FACILITIES
         BEING AMENDED TO A (Pounds)64,000,000 REVOLVING LOAN FACILITY

DATE: 21st May 1997

PARTIES

1. CASTLE TRANSMISSION INTERNATIONAL LTD (formerly known as Castle Transmission Services Limited), a company incorporated in England (number 3196207), of Warwick Technology Park, Gallows Hill, Heathcote Lane, Warwick CV34 6TN, as borrower

2. CASTLE TRANSMISSION SERVICES (HOLDINGS) LTD, a company incorporated in England (number 3242381), of Warwick Technology Park, Gallows Hill, Heathcote Lane, Warwick CV34 6TN, as guarantor

3.   THE LENDERS listed in Schedule 1, as lenders

4.   CREDIT SUISSE FIRST BOSTON, as agent

5.   CREDIT SUISSE FIRST BOSTON, as arranger

6.   J.P. MORGAN SECURITIES LTD., as co-arranger

BACKGROUND

(A) On 28 February 1997 the Loan Agreement was entered into between the parties to this Agreement. Under the Loan Agreement the Lenders agreed to provide term and revolving loan facilities of (Pounds)162,500,000 to the Borrower. These loan facilities are guaranteed by the Guarantor and secured by charges granted by the Borrower and the Guarantor.

(B) At the request of the Borrower the parties have agreed to amend the terms of the Loan Agreement and the Charges on the terms of this Agreement.

The parties agree as follows:

1.   INTERPRETATION

1.1  LOAN AGREEMENT

     The interpretation provisions contained in Part I of the Loan Agreement are deemed to be incorporated expressly in this Agreement, and apply to this Agreement accordingly.

1.2  DEFINITIONS

     In this Agreement:

     "BONDS" means the (Pounds)125,000,000 Guaranteed Bonds due 2007 issued on or after the date of this Agreement by Castle Transmission (Finance) plc (a company incorporated in England and Wales with registered number 3347387).

     "CLOSING" means the time of closing of the Bonds.

     "DEPOSIT CHARGE AMENDMENT AGREEMENT" means the deposit charge amendment agreement dated the date of Closing, made between the Borrower and Credit Suisse First Boston as trustee for the Lenders.

     "INTER-COMPANY LOAN AGREEMENT" means the inter-company loan agreement dated the date of Closing, made in the agreed form between Castle Transmission (Finance) plc and the Borrower.

     "LOAN AGREEMENT" means the loan agreement relating to (Pounds)162,500,000 term and revolving loan facilities dated 28 February 1997, made between the parties to this Agreement.

     "TERM LOAN" has the meaning described in the Loan Agreement as read and construed prior to its amendment by this Agreement.

     "UPDATED BUSINESS PLAN AND FINANCIAL MODEL" means:

     (A) the business plan prepared on behalf of the Borrower after the date of this Agreement in the agreed form; and

     (B) the financial model (or models) prepared on behalf of the Borrower after the date of this Agreement in the agreed form.

1.3  SCOPE

     This Agreement is supplemental to and amends the Loan Agreement.

2.   CONDITIONS PRECEDENT

2.1  CONDITIONS PRECEDENT

     The Borrower agrees to deliver the following items to the Agent at or before Closing, in a form satisfactory to the Agent:

     (A) A copy of the Memorandum and Articles of Association of the Borrower in the agreed form. This copy must be certified by a director or the secretary of the Borrower to be complete, up-to-date and in full force and effect.

     (B) A copy of a resolution of the board of directors of the Borrower in the agreed form, approving and authorising the signature and delivery of this Agreement and the Deposit Charge Amendment Agreement. The copy must be certified by a director or the secretary of the Borrower to be a true copy of duly passed resolutions each of which is in full force and effect.

     (C) A copy of the Memorandum and Articles of Association of the Guarantor in the agreed form. The copy must be certified by a director or the secretary of the Guarantor to be complete, up-to-date and in full force and effect.

     (D) A copy of a resolution of the board of directors of the Guarantor in the agreed form, approving and authorising the signature and delivery of this Agreement. The copy must be certified by a director or the secretary of the Guarantor to be a true copy of a duly passed resolution which is in full force and effect.

     (E) Evidence that the following documents have been signed in the agreed form:

          (i) the subscription agreement relating to the Bonds dated 14 May 1997 made between Castle Transmission (Finance) plc, the Borrower, the Guarantor, Credit Suisse First Boston (Europe) Limited and J.P. Morgan Securities Ltd.;

          (ii) the trust deed relating to the Bonds dated the date of Closing Closing made between Castle Transmission (Finance) plc, the Borrower, the Guarantor and The Law Debenture Trust Corporation p.l.c.;

          (iii) the Deposit Charge Amendment Agreement;

          (iv)  the Inter-Company Loan Agreement; and

          (v) the undertaking from TeleDiffusion de France International S.A. described in paragraph 15 of Schedule 3 of the Loan Agreement, duly signed on behalf of TeleDiffusion de France International S.A.

     (F) A legal opinion from Slaughter and May, English legal advisers to the Agent.

2.2  OPTIONAL PREPAYMENT

     Provided that Closing occurs, the Borrower agrees to prepay the Term Loan by making the following payments to the Agent:

     (A)  (Pounds)121,076,250, being the net proceeds of the issue of the Bonds.

     (B) (Pounds)36,423,750, being all or part of the proceeds of the borrowing referred to in Clause 2.3.

     (C) Any amounts arising under Clause 10.7 of the Loan Agreement. For this purpose the prepayments described in this sub-clause will be treated as being optional prepayments under Clause 9.1 of the Loan Agreement. However, for these purposes the Borrower is not obliged to deliver the notice described in Clause 9.1 of the Loan Agreement. The Lenders confirm that no amounts will arise under Clause 10.7 of the Loan Agreement if Closing occurs before 12.30 p.m. on 21st May, 1997.

     These payments will be made at Closing in accordance with the provisions of Clause 11 of the Loan Agreement. Clause 3.3 also applies to these payments.

2.3  NOTICE OF BORROWING

     The Borrower agrees to deliver to the Agent at or before Closing a notice or notices of borrowing in accordance with the provisions of Clause 6 of the Loan Agreement (other than Clause 6.1(C) which will not apply). The notice or notices will request a borrowing of an aggregate amount not less than the amount described in Clause 2.2(B) to be made as an Advance or Advances on the day of Closing.

3.   AMENDMENT OF THE LOAN AGREEMENT

3.1  NOTICE TO THE LENDERS

     This Clause applies if:

     (A)  Closing occurs;

     (B) the Agent receives the items described in Clause 2.1 at or before Closing;

     (C) the Agent receives the amounts referred to in Clause 2.2(A) and (if applicable) Clause 2.2(C) at Closing;

     (D) the Agent receives the notice or notices of borrowing described in Clause 2.3 at or before Closing; and

     (E) the requirements of Clause 6.4 of the Loan Agreement are satisfied at Closing. For these purposes Clause 6.4 of the Loan Agreement will be deemed to have been amended so that it will be read and construed as set out in Schedule 1 to this Agreement as if those amendments were already effective.

     In this event the Agent will notify the Lenders in writing at Closing.

3.2  EFFECT OF NOTICE

     With effect from the Agent giving (or being obliged to give) the notice described in Clause 3.1, each of the following will occur:

     (A) The Loan Agreement will be amended so that it will be read and construed as is set out in Schedule 1. The Loan Agreement as amended will remain in full force and effect. References to the Loan Agreement, however expressed, will be read and construed as references to both the Loan Agreement as amended by this Agreement and to this Agreement.

     (B) Each Lender will advance its participation in the Advance or Advances requested in the notice or notices of borrowing described in Clause
          2.3 at Closing. These advances will be made in accordance with the provisions of Clause 11 of the Loan Agreement. Clause 3.3 also applies to these advances.

     (C) The Deposit Charge Amendment Agreement will take effect in accordance with its terms.

3.3  NETTING OF PAYMENTS

     The Borrower has, subject to the terms of this Agreement and the Loan Agreement, agreed to prepay the amount described in Clause 2.2(B). This prepayment is to be made using all or part of the proceeds of the borrowing referred to in Clause 3.2(B). The parties agree that the Borrower's obligation to prepay the amount described in Clause 2.2(B), and the Lenders' obligations to advance an equivalent amount under Clause 3.2(B), will each be deemed to be satisfied by the Borrower satisfying its obligations under Clause 2 (other than under Clause 2.2(B)).

4.   MISCELLANEOUS

4.1  UNDERTAKING AND REPRESENTATION

     (A) The Borrower will procure the preparation of the Updated Business Plan and Financial Model as soon as reasonably practicable following Closing, and in any event within 30 days of Closing.

     (B) The Updated Business Plan and Financial Model have been prepared on a reasonable basis using reasonable assumptions and the Borrower does not have any reason to believe that they contain a misstatement material in the context of this Agreement. This representation is given as at the date of the Updated Business Plan and Financial Model or, if not dated, as at the date they are signed as being in the agreed form. It is not given as at the date of this Agreement.

4.2  EXPIRY

     The obligations and rights constituted by this Agreement will be extinguished on the date one month after the date of this Agreement if Closing has not occurred on or prior to that date.

4.3  WAIVER

     The Lenders waive any breach of the Loan Agreement which arises as a result of the agreement by Castle Transmission (Finance) plc, the Borrower and the Parent to issue and, as the case may be, guarantee the Bonds, and as a result of the acquisition of Castle Transmission (Finance) plc by the Borrower.

4.4  LAW

     This Agreement is to be governed by and construed in accordance with English law.

4.5  COUNTERPARTS

     There may be several signed copies of this Agreement. There is intended to be a single Agreement and each signed copy is a counterpart of that Agreement.

                                   SIGNATURES

BORROWER
--------

CASTLE TRANSMISSION INTERNATIONAL LTD

Address:       Warwick Technology Park,
               Gallows Hill,
               Heathcote Lane,
               Warwick  CV34 6TN.

Fax Number:    01926 416441

Attention:     Company Secretary

By:            TED MILLER


PARENT
------

CASTLE TRANSMISSION SERVICES (HOLDINGS) LTD

Address:       Warwick Technology Park,
               Gallows Hill,
               Heathcote Lane,
               Warwick  CV34 6TN.

Fax Number:    01926 416 441

Attention:     Company Secretary

By:            TED MILLER



ARRANGER
--------

CREDIT SUISSE FIRST BOSTON

By:            JULIE GAVIN    STEVEN JONES

CO-ARRANGER
-----------

J.P. MORGAN SECURITIES LTD.

By:            FIONA MELROSE



LENDERS
-------

CREDIT SUISSE FIRST BOSTON

Address:       Five Cabot Square, London, E14 4QR

Fax Number:    0171 888 8398

Telex Number:  887 322

Attention:     Client Services Unit

By:            JULIE GAVIN    STEVEN JONES


MORGAN GUARANTY TRUST COMPANY OF NEW YORK

Address:       60 Victoria Embankment,
               London  EC4Y OJP

Fax Number:    0171 325 8190

Telex Number:  896631 MGT

Attention:     Credit Operations

By:            FIONA MELROSE



AGENT
-----

CREDIT SUISSE FIRST BOSTON

Address:       Five Cabot Square,
               London  E14 4QR

Fax Number:    0171 888 8398

Attention:     Agency Services Unit

By:            JULIE GAVIN    STEVEN JONES

                       SCHEDULE 1: AMENDED LOAN AGREEMENT
                       ----------------------------------

                            DATE: 28 FEBRUARY, 1997



                     CASTLE TRANSMISSION INTERNATIONAL LTD

                                  AS BORROWER



                  CASTLE TRANSMISSION SERVICES (HOLDINGS) LTD

                                  AS GUARANTOR



                        THE LENDERS LISTED IN SCHEDULE 1



                           CREDIT SUISSE FIRST BOSTON

                                  AS ARRANGER



                          J.P. MORGAN SECURITIES LTD.

                                 AS CO-ARRANGER



                           CREDIT SUISSE FIRST BOSTON

                                    AS AGENT



                       __________________________________

                  (Pounds)64,000,000 REVOLVING LOAN FACILITY

                       __________________________________



                               SLAUGHTER AND MAY

                              35 BASINGHALL STREET

                                LONDON  EC2V 5DB

                                   CONTENTS

CLAUSE                                                         PAGE

PART I : INTERPRETATION                                           2

1. INTERPRETATION AND CALCULATIONS                                2

PART II : THE REVOLVING FACILITY                                 10

2. THE REVOLVING FACILITY                                        10

3. THE LENDERS AND THE BORROWER                                  10

4. FEES AND EXPENSES                                             11

5. CANCELLATION                                                  12

PART III : THE LOAN                                              16

6. ADVANCE OF FUNDS                                              16

7. INTEREST                                                      17

8. REPAYMENT                                                     19

9. PREPAYMENT                                                    19

PART IV: CHANGES OF CIRCUMSTANCES AND PAYMENTS                   22

10. CHANGES OF CIRCUMSTANCES                                     22

11. PAYMENTS                                                     27

12. LATE PAYMENT                                                 29

13. SHARING AMONG LENDERS                                        29

PART V : GUARANTEE AND INDEMNITY                                 31

14. GUARANTEE                                                    31

15. GUARANTOR'S INDEMNITY                                        33

PART VI : REPRESENTATIONS, COVENANTS AND TERMINATION EVENTS      34

16. REPRESENTATIONS                                              34

17. INFORMATION COVENANTS                                        38

18. FINANCIAL COVENANTS                                          42

19. GENERAL COVENANTS                                            48

20. TERMINATION EVENTS                                           55

PART VII : MISCELLANEOUS                                         59

21. THE AGENT AND THE CO-ARRANGERS                               59

22. EVIDENCE AND CERTIFICATES                                    63

23. NOTICES                                                      64

24. ASSIGNMENT AND NOVATION                                      64

25. WAIVERS, AMENDMENTS AND RELEASES OF SECURITY                 67

26. MISCELLANEOUS                                                68

27. LAW                                                          69

SCHEDULE 1: LENDERS AND COMMITMENTS                              70

SCHEDULE 2: COSTS RATE                                           71

SCHEDULE 3: CONDITIONS PRECEDENT                                 73

SCHEDULE 4: FORM OF SUBSTITUTION CERTIFICATE                     75

SCHEDULE 5: FORM OF NOTICE FOR ADVANCES                          77

SCHEDULE 6: FORM OF ADDITIONAL GUARANTOR AGREEMENT               78

SCHEDULE 7: FORM OF CONFIDENTIALITY UNDERTAKING                  80

SCHEDULE 8: [deleted]                                            82

SCHEDULE 9: [deleted]                                            83

SCHEDULE 10:[deleted]                                            84

SCHEDULE 11: FORM OF OPINION OF SLAUGHTER AND MAY                85

SCHEDULE 12: FORM OF OVERDRAFT BANK AGREEMENT                    92

                            AMENDED LOAN AGREEMENT

DATE: 28 February, 1997

PARTIES

1. CASTLE TRANSMISSION INTERNATIONAL LTD (formerly known as CASTLE TRANSMISSION SERVICES LTD), a company incorporated in England (number 3196207), of Warwick Technology Park, Gallows Hill, Heathcote Lane, Warwick CV34 6TN, as borrower

2. CASTLE TRANSMISSION SERVICES (HOLDINGS) LTD, a company incorporated in England (number 3242381), of Warwick Technology Park, Gallows Hill, Heathcote Lane, Warwick CV34 6TN, as guarantor

3.   THE LENDERS listed in Schedule 1, as lenders

4.   CREDIT SUISSE FIRST BOSTON, as agent

5.   CREDIT SUISSE FIRST BOSTON, as arranger

6.   J.P. MORGAN SECURITIES LTD. as co-arranger

BACKGROUND

At the request of the Borrower the Lenders are willing to provide a (Pounds)64,000,000 revolving loan facility to the Borrower on the terms of this Agreement. The loan facility is to be guaranteed by the Guarantors and secured by the Charges granted by the Borrower and the Guarantors.

The parties agree as follows:

                            PART I : INTERPRETATION

1.   INTERPRETATION AND CALCULATIONS

1.1  DEFINITIONS

     In this Agreement:

     "ADVANCE" means an advance made, or to be made, under Clause 6.

     "ADVANCE DATE" means the date, or proposed date, of an Advance.

     "AGENT" means Credit Suisse First Boston, in its capacity as agent for the Lenders, acting through its office at Five Cabot Square, London E14 4QR or any other office in England which it may notify to the Borrower and the Lenders. If there is a change of Agent in accordance with Clause 21.12, "AGENT" will instead mean the new Agent appointed under that Clause.

     "AMORTISATION DATE" has the meaning described in Clause 56.

     "APPLICABLE MARGIN" means 0.85%.

     "AUTHORISED PERSON" means a person authorised to sign documents on behalf of a Company under this Agreement by virtue of a resolution of the directors of that Company a certified copy of which has been delivered to the Agent. A person will cease to be an "AUTHORISED PERSON" upon notice by the appointing Company to the Agent.

     "AVAILABLE REVOLVING FACILITY COMMITMENT" means the amount of a Lender's Revolving Facility Commitment which is available to the Borrower. On any day it is that Lender's Revolving Facility Commitment on that day less that Lender's aggregate participation in all outstanding Advances.

     "BBC" means The British Broadcasting Corporation.

     "BONDS" means the (Pounds)125,000,000 Guaranteed Bonds due 2007 expected to be issued on the First Amendment Date by CT Finance.

     "BORROWER" means Castle Transmission International Ltd, the first party to this Agreement.

     "BORROWER'S GROUP" has the meaning described in Clause 18.1.

     "BUSINESS DAY" means a day on which banks are open for inter-bank payments in London.

     "BUSINESS PLAN AND FINANCIAL MODEL" means:

     (A) the business plan prepared on behalf of the Parent dated 26 November, 1996 in the agreed form; and

     (B) the Project Windsor Equity Base Case Model (with revisions) dated 20 January, 1997 and the Senior Bank Debt Base Case Model dated 20 January, 1997 in the agreed form.

     "CHARGED ACCOUNT" means the account of the Borrower with the Agent which is the subject of the deposit agreement and charge on cash deposits dated the same date as this Agreement and amended with effect from the First

     Amendment Date and made between the Borrower as depositor and Credit Suisse First Boston as agent and trustee for the Lenders.

     "CHARGES" means:

     (A) the debenture creating fixed and floating charges dated the same date as this Agreement and made between the Parent, the Borrower and Credit Suisse First Boston as trustee for the Lenders;

     (B) the deposit agreement and charge on cash deposits dated the same date as this Agreement and amended with effect from the First Amendment Date and made between the Borrower as depositor and Credit Suisse First Boston as trustee for the Lenders;

     (C) each deed of accession executed and delivered pursuant to Clause 28.2 of the debenture mentioned in paragraph (A);

     (D) any other document creating in any foreign jurisdiction a form of security similar to that created under the document described in paragraph (A) above in a form satisfactory to the Agent but which shall not contain terms materially more onerous than the document described in paragraph (A) above; and

     (E) any other document executed in accordance with the terms of a "CHARGE" or this Agreement and expressed to be, or to be supplemental to, a Charge.

     "CO-ARRANGER" means each of Credit Suisse First Boston and J.P. Morgan Securities Ltd, in its capacity as arranger or co-arranger of the Facilities.

     "COMPANY" means any of the Borrower and each Guarantor.

     "COMPLETION DATE" means the same date as this Agreement, being the date on which the Parent acquired the issued share capital of the Borrower under the Share Sale Agreement.

     "CONTRACTS OF SERVICES" means the contracts of services dated the same date as this Agreement between the Borrower and each of Castle Tower Corporation and TeleDiffusion de France International S.A..

     "COSTS RATE" means a rate per annum determined by the Agent and notified to the Borrower. This rate will be applied to an outstanding amount for a particular period. It will be calculated in accordance with Schedule 2.

     "CT FINANCE" means Castle Transmission (Finance) plc (a company incorporated in England and Wales with registered number 3347387).

     "DEBT COVERAGE" has the meaning described in Clause 18.1.

     "DISTRIBUTION" means any dividend or other distribution (as defined in section 263(2) of the Companies Act 1985, but ignoring section 263(2)(b)) or any loan to shareholders.

     "EBITDA" has the meaning described in Clause 18.1.

     "EQUITY CONSORTIUM" means Castle Tower Holding Corporation, TeleDiffusion de France International S.A., Berkshire Partners LLC and Candover Investments plc.

     "EXCEPTIONAL ITEMS" has the meaning described in Clause 18.1.

     "EXCESS CASH FLOW" has the meaning described in Clause 18.1.

     "EXTRAORDINARY ITEMS" has the meaning described in Clause 18.1.

     "FACILITY TERMINATION DATE" means 31 May 2002 or, if earlier, the date the Revolving Facility is cancelled in full in accordance with the terms of this Agreement.

     "FINANCIAL INDEBTEDNESS" has the meaning described in Clause 18.1.

     "FINANCING DOCUMENT" means each of this Agreement and each Charge.

     "FIRST AMENDMENT DATE" has the meaning described in Clause 1.2.

     "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means, at any time, accounting principles generally accepted and adopted in England at such time.

     "GROUP" means the Parent and its Subsidiaries.

     "GUARANTEE" means the guarantee of amounts due under this Agreement contained in Clause 14.

     "GUARANTOR" means the Parent and each company which has become an additional guarantor in accordance with Clause 19.1(W).

     "HOLDING COMPANY" has the meaning described in section 736 of the Companies Act 1985.

     "INDEBTEDNESS FOR BORROWED MONEY" of any person means:

     (A)  all obligations of that person for borrowed money,

     (B) any indebtedness under any acceptance credit opened on behalf of that person,

     (C) the face amount of any bills of exchange (issued for the purposes of raising finance) for which that person is liable,

     (D) all obligations of that person under any bond, debenture, note or similar instrument (but excluding any of the same which are issued in connection with the performance of obligations under contracts which are not payment obligations),

     (E) all obligations of that person in respect of any interest rate or currency swap or forward currency sale or purchase or other form of interest or currency hedging transaction (including without limit caps, collars and floors),

     (F)  all payment obligations of that person under any finance lease,

     (G) all liabilities of that person (actual or contingent) under any guarantee, bond, security, indemnity or other agreement in respect of any Indebtedness for Borrowed Money of any other person, and

     (H) any other liability (actual or contingent) undertaken by that person for the purpose of raising finance.

     "INFORMATION MEMORANDUM" means the information memorandum prepared to assist in syndication of the Revolving Facility.

     "INTER-COMPANY LOAN AGREEMENT" means the inter-company loan agreement dated the First Amendment Date, between CT Finance and the Borrower.

     "INSTRUCTING GROUP" means Lenders whose Revolving Facility Commitments exceed 66.6% in aggregate of the total. If, however, an Advance has been made "INSTRUCTING GROUP" means Lenders whose participations in the Loan exceed 66.6% in aggregate.

     "INTEREST" has the meaning described in Clause 18.1.

     "INTEREST PERIOD" means each period described in Clause 7.1.

     "LENDER" means a lender listed in Schedule 1 acting through the office appearing under its name on the signature pages or any other office in the United Kingdom which it may notify to the Agent. A lender which acquires an interest in the Revolving Facility by way of assignment or novation will become a "LENDER" and will act through its office notified to the Agent. The expression also includes a successor in title to a Lender. A Lender will cease to be a "LENDER" if it assigns or novates its entire interest in the Revolving Facility.

     "LENDER GROUP COMPANY" means a Lender or any Holding Company of a Lender.

     "LIBOR" means a rate per annum determined by the Agent and notified to the Borrower. This rate will be applied to an outstanding amount for a particular period. It will be determined as follows:

     (A) "LIBOR" will be the offered rate which appears on the Screen for deposits in the currency of that amount for that period. This rate will be determined at or about 11.00 a.m. on the first day of the period.

     (B) If no rate appears on the Screen for the necessary currency and period, "LIBOR" will be based on the rate at which deposits of that amount and currency are offered to the Reference Banks for that period by leading banks in the London inter-bank market. Each Reference Bank will notify the Agent of this rate when requested by the Agent. This rate will be determined at or about 11.00 a.m. on the first day of the period. The Agent will calculate the arithmetic mean of these rates rounded upwards to five decimal places. This will be "LIBOR" for the period. If fewer than two Reference Banks provide the Agent with notifications for a particular period, this method of determining "LIBOR" will not be used for that period and Clause 10.3 applies.

     "LOAN" means the aggregate principal amount borrowed and not repaid under the Revolving Facility.

     "MATERIAL CONTRACT" means the Transmission Agreement, the NTL Site Sharing Agreement, the Share Sale Agreement and any other contract generating 5% or more of the Borrower's gross revenues (measured annually).

     "NET CASH INTEREST" has the meaning described in Clause 18.1.

     "NET DISPOSAL PROCEEDS" means, in respect of a disposal, the gross proceeds of that disposal minus:

     (A)  reasonable costs of the disposal;

     (B) liabilities (including, without limitation, liabilities to the BBC) which are required to be discharged as a result of the disposal (other than liabilities incurred in contemplation of it);

     (C) provisions which the directors reasonably determine need to be made for taxes arising as a result of the disposal; and

     (D) where the asset which is the subject of the disposal is being replaced, the cost of the replacement asset to the extent that it is acquired for cash within the period 6 months before or after the disposal.

     If the "NET DISPOSAL PROCEEDS" would be a negative number it will be taken to be zero. Where a disposal is made for non-cash consideration, the gross proceeds of that disposal will be calculated as the market value of the assets disposed of, as certified to the Agent by the Borrower and, if the Agent requests, the Borrower's auditors.

     "NTL SITE SHARING AGREEMENT" means the deed dated 10 September, 1991 between National Transcommunications Limited and the BBC relating to site sharing.

     "OVERDRAFT BANK" means any Lender or any affiliate of any Lender which from time to time provides Overdraft Facilities.

     "OVERDRAFT BANK AGREEMENT" means an agreement substantially in the form of
     Schedule 12.

     "OVERDRAFT FACILITIES" means any overdraft facilities (which may be in sterling or other currencies) provided to the Borrower by Overdraft Banks which have signed Overdraft Bank Agreements.

     "PARENT" means Castle Transmission Services (Holdings) Ltd, the second party to this Agreement.

     "POTENTIAL TERMINATION EVENT" means an event or state of affairs which is mentioned in Clause 20.1 but which has not become a Termination Event because a period has not elapsed or a notice has not been given.

     "QUARTER" means a financial quarter of the Borrower's financial year.

     "REFERENCE BANKS" means, initially, the principal London offices of Credit Suisse First Boston, Morgan Guaranty Trust Company of New York and another Lender selected by the Co-arrangers following consultation with the Borrower. The Agent, following consultation with the Borrower and the Lenders, may replace a "REFERENCE BANK" with another Lender or an affiliate of a Lender. This replacement will take effect when notice is delivered to the Borrower and the Lenders.

     "REVOLVING FACILITY" means the revolving loan facility described in Clause 2.1.

     "REVOLVING FACILITY COMMITMENT" means the amount which a Lender has committed to the Revolving Facility. Each Lender's initial "REVOLVING FACILITY COMMITMENT" is the amount set out next to its name in Schedule 1. This may be reduced or revised in accordance with this Agreement. In addition the amount of a Lender's "REVOLVING FACILITY COMMITMENT" may be adjusted by assignments and assumptions in accordance with Clause 24.2 and novations in accordance with Clause 24.3.

     "SCREEN" means the Telerate Page 3750. The Agent may nominate an alternative source of screen rates if this page is replaced by others which display the rates for inter-bank deposits offered by leading banks in London.

     "SECURITY" means security of any type created or existing over any asset. "SECURITY" will also include retention of title arrangements, rights to retain possession and any arrangement providing a creditor with a prior right to an asset, or its proceeds of sale, over other creditors in a liquidation.

     "SHARE SALE AGREEMENT" means the Share Sale Agreement dated 23 January, 1997 and made between the BBC and the Parent concerning the acquisition by the Parent of the Borrower. It also includes any disclosure letters.

     "SHAREHOLDERS AGREEMENT" means the Shareholders' Agreement dated 23 January, 1997 and made between Berkshire Fund IV Investment Corp., Berkshire Investors LLC, Berkshire Partners LLC, Candover Investments PLC, Candover (Trustees) Limited, Candover Partners Limited (as general partner of four partnerships), Castle Tower Holding Corporation, TeleDiffusion de France International S.A. and the Parent.

     "SUBORDINATED LOAN AGREEMENT" means the agreement dated the same date as this Agreement between the Borrower, the Parent and the Agent relating to the provision of subordinated loans by the Parent to the Borrower.

     "SUBSIDIARY" has the meaning described in section 736 of the Companies Act 1985.

     "SUBSTITUTION CERTIFICATE" means a document substantially in the form set out in Schedule 4.

     "TANGIBLE NET WORTH" has the meaning described in Clause 18.1.

     "TERMINATION EVENT" has the meaning described in Clause 20.1.

     "TOTAL INTEREST PAYABLE" has the meaning described in Clause 18.1.

     "TOTAL REVOLVING FACILITY COMMITMENTS" means the aggregate of the Revolving Facility Commitments of all the Lenders.

     "TRANSACTION DOCUMENTS" means each Financing Document, each Hedging Contract, the Share Sale Agreement, the Transmission Agreement, the NTL Site Sharing Agreement, the Transfer Scheme and the Subordinated Loan Agreement.

     "TRANSFER SCHEME" means the transfer scheme dated 24 February, 1997 and made by the BBC in favour of, among others, the Borrower for the transfer of property, rights and liabilities relating to the BBC's transmission business.

     "TRANSMISSION AGREEMENT" means the agreement between the Borrower and the BBC dated 27 February, 1997 relating to the transmission by the Borrower of television and radio programmes produced by the BBC.

     "TRANSMISSION BUSINESS" means the business previously carried on by the BBC and assumed by the Borrower under the Transfer Scheme, being the provision (whether by analogue or by digital means) of broadcasting, transmission and signal distribution services for radio and television.

     "(Pounds)162,500,000 TERM AND REVOLVING LOAN FACILITIES AGREEMENT" means the (Pounds)162,500,000 term and revolving loan facilities agreement dated 28 February,

     1997 made between the parties to this Agreement, as read and construed prior to its amendment.

1.2  INTERPRETATION OF CERTAIN REFERENCES

     Unless a contrary intention is indicated:

     (A) References to Clauses and Schedules are to Clauses of, and the Schedules to, this Agreement. References to paragraphs are to paragraphs in the same sub-clause. References to sub-paragraphs are to sub-paragraphs in the same paragraph.

     (B) References to other documents include those documents as they may be amended in the future.

     (C)  References to times are to London time.

     (D) References to assets are to present and future assets and include revenues.

     (E) References to "(Pounds)", to "POUNDS" and to "STERLING" are to UK pounds sterling.

     (F) References to fees or expenses include any value added tax on those fees or expenses.

     (G) References to statutes and statutory instruments are to those statutes and statutory instruments as amended and in force from time to time.

     (H) References to any document in "AGREED FORM" are to that document in the form agreed between the parties, as evidenced by the form of that document being initialled for the purpose of identification by Norton Rose and Slaughter and May.

     (I) References to a "FINANCIAL YEAR" of the Borrower are references to a year starting on l January and ending on 31 December. This applies even where the Borrower's statutory accounting reference date is a date other than 31 December.

     (J)  References to:

          (i) the "SAME DATE AS THIS AGREEMENT", and similar expressions, are references to 28 February 1997.

          (ii) the "FIRST AMENDMENT DATE" are references to the date on which the first amendment to this Agreement becomes effective, which is expected to be 21 May 1997.

1.3  HEADINGS

     All headings and titles are inserted for convenience only. They are to be ignored in the interpretation of this Agreement.

1.4  CALCULATIONS

     Interest and commitment fee will be calculated using the following formula:

                    I =  D  x R x A
                        ---
                         Y

     where:

          I =  interest or commitment fee accrued

          D = number of days in the period for which the interest or commitment fee is to be calculated, including the first day but excluding the last day

          R =  the rate of interest or commitment fee, expressed as a fraction

          A = the amount on which interest or commitment fee is being calculated

          Y =  365.

     Interest and commitment fee will be treated as accruing uniformly over each period on a daily basis.

     In some cases "R" or "A" may change during a period for which interest and commitment fee is to be calculated. In this case the interest and commitment fee will be calculated for successive periods and then aggregated These successive periods will be the periods during which "R" and "A" were constant.

1.5  REIMBURSEMENTS

     If a party wishes to claim reimbursement of any amount to which it is entitled it will deliver a demand to the reimbursing party. This will set out the losses, expenses or other amounts to be reimbursed. The reimbursing party agrees to pay those amounts to the party entitled to them no later than two Business Days after the delivery of the demand to the reimbursing party. Where there is an outstanding Termination Event, payment will be due instead on delivery of this demand.

                       PART II : THE REVOLVING FACILITY

2.   THE REVOLVING FACILITY

2.1  AMOUNT AND NATURE

     The Revolving Facility is a (Pounds)64,000,000 revolving loan facility maturing in May 2002 under which Advances will (subject to the terms and conditions of this Agreement) be made by the Lenders to the Borrower.

2.2  PURPOSE

     (A) The Borrower agrees to use the proceeds of the first Advance made on the First Amendment Date to repay amounts borrowed by the Borrower under the (Pounds)162,500,000 Term and Revolving Loan Facilities Agreement. The amount of this Advance will be (Pounds)36,423,750. Clause 6.2(B) will not apply to this Advance.

     (B) The Borrower agrees to use the proceeds of all other Advances for any of the following purposes:

          (i) To finance its working capital requirements and for its general corporate purposes, in an amount not exceeding (Pounds)46,500,000 at any one time outstanding.

          (ii) To finance capital expenditure in respect of digital terrestrial television (or to repay any outstanding Advance previously drawn under this sub-paragraph on the last day of the Interest Period applicable to that Advance) (but without prejudice to sub-paragraph (i) above).

2.3  EXPIRY OF AVAILABILITY

     The Borrower may not borrow under the Revolving Facility after the date falling one month before the Facility Termination Date.

2.4  SECURITY

     All amounts owing under this Agreement will be secured by the Charges.

3.   THE LENDERS AND THE BORROWER

3.1  RIGHTS AND OBLIGATIONS

     The rights and obligations of each Lender under the Financing Documents are separate and independent from the rights and obligations of each other Lender. A Lender may take proceedings against the Borrower or a Guarantor on its own without joining any other Lender to those proceedings.

3.2  FAILURE TO PERFORM

     If a Lender fails to perform its obligations the Borrower and the Guarantors will have rights solely against that Lender. The obligations of the Borrower and the Guarantors to the Agent, the Co-arrangers and the other Lenders will not be affected by this failure.

3.3  PARTICIPATIONS

     The participation of a Lender in an Advance will be calculated using the following formula:

                       P = C x A
                           -
                           F

     where:

          P    =     the participation of that Lender in the Advance

          C    =     the Available Revolving Facility Commitment of that Lender on the Advance Date for that Advance

          F    =     the aggregate Available Revolving Facility Commitments of
                     all the Lenders on that Advance Date

          A    =     the amount of the Advance.


4.   FEES AND EXPENSES

4.1  MANAGEMENT FEE


     The Borrower agrees to pay a management fee to the Co-arrangers. The amount of this fee, the timing of payment and the payees are described in a letter from the Co-arrangers to the Borrower dated the same date as this Agreement. This fee may be shared amongst the Lenders in accordance with the agreement between the Co-arrangers and each Lender (but that agreement shall be of no concern to the Borrower, who shall obtain a good discharge by making payment in accordance with the above-mentioned letter).

4.2  AGENCY FEE

     The Borrower agrees to pay an agency fee to the Agent. The amount of this fee and the timing of payment are described in a letter from the Agent to the Borrower dated the same date as this Agreement.

4.3  COMMITMENT FEE

     A commitment fee will accrue on the Available Revolving Facility Commitment of each Lender. This fee will accrue from the date of the commitment letter signed by the Parent and the Co-arrangers relating to this Agreement until the date falling one month before the Facility Termination Date.

     The rate of the fee will be as follows:

     (A) from but excluding the date of the commitment letter signed by the Parent and the Co-arrangers relating to this Agreement up to and including the First Amendment Date, 0.50% per annum; and

     (B) from but excluding the First Amendment Date up to and including the date falling one month before the Facility Termination Date, 0.425% per annum.

     The Borrower agrees to pay the fee to each Lender in arrear at three-monthly intervals and on the Facility Termination Date.

4.4  REIMBURSEMENT OF INITIAL EXPENSES

     The Co-arrangers and the Agent have incurred and will incur expenses in connection with the arrangement of the Revolving Facility. The Borrower agrees to reimburse each of the Co-arrangers and the Agent for the amount of these expenses. They include the legal fees incurred in the negotiation, preparation and signature of the Financing Documents. They also include the fees of environmental advisers and accountants. They also include expenses incurred (after as well as before the signing of this Agreement) in perfecting any security constituted by the Charges and as part of the syndication process of the Revolving Facility arranged by the Co-arrangers.

4.5  DOCUMENTARY TAXES

     This sub-clause applies if any registration fee, stamp duty or other documentary tax is required to be paid on or in connection with a Financing Document, any document referred to in or contemplated by a Financing Document or any judgment obtained in connection with a Financing Document. It also applies if a fee, duty or tax is payable in order for any of these documents to be valid, binding and enforceable, for the Security under the Charges to be perfected or for the Financing Documents to be admitted as evidence in court. In these circumstances the Borrower agrees to pay the fee, duty or tax together with any interest or penalty for late payment. Alternatively, the Agent or a Lender may make the payment. If it does so, the Borrower agrees to reimburse the Agent or that Lender for the amount paid and the losses and expenses incurred as a result of the payment.

4.6  PROTECTION OF RIGHTS

     A Co-arranger, the Agent or a Lender may incur expenses in protecting, preserving or (if any Company is in breach of its obligations under the Financing Documents) enforcing its rights under the Financing Documents. The Borrower agrees to reimburse that Co-arranger, the Agent or that Lender for the amount of these expenses.

5.   CANCELLATION

5.1  VOLUNTARY CANCELLATION

     The Borrower may cancel the whole or part of the Total Revolving Facility Commitments by giving notice to the Agent. This notice will take effect five Business Days after it is received by the Agent unless a later date is specified in the notice. In that case the notice will take effect on the specified date. A cancellation of part of the Total Revolving Facility Commitments will, however, only take effect if the conditions in Clause 5.2 are satisfied. The Borrower may only cancel a part of the Total Revolving Facility Commitments which is a minimum amount of (Pounds)1,000,000 and an integral multiple of (Pounds)500,000.

5.2  CONDITIONS PRECEDENT TO VOLUNTARY CANCELLATION

     A voluntary cancellation of part of the Total Revolving Facility Commitments under Clause 5.1 will only be effective if both the following are true:

     (A) The Agent has received a certificate signed by the senior financial officer or a director of the Borrower. The certificate must relate to the proposed cancellation. It must state that, after the cancellation takes effect, the Borrower will have sufficient sources of liquidity in existence to meet its ongoing working capital and general corporate requirements. The certificate must be received by the Agent no later than the time it receives the notice of cancellation.

     (B) Reasonable evidence of the sources of liquidity referred to in paragraph (A) has been delivered to the Agent before the cancellation is due to take effect. This is only required if Lenders comprising an Instructing Group request the Agent to demand this evidence. These requests must be received by the Agent by no later than 5.00 p.m. on the third Business Day before the date the proposed cancellation would otherwise take effect.

5.3  MANDATORY CANCELLATION ON DISPOSALS

     (A) OBLIGATION TO CANCEL: The Borrower agrees to cancel all or part of the Total Revolving Facility Commitments in accordance with this sub-clause.

     (B) CIRCUMSTANCES IN WHICH OBLIGATION TO CANCEL ARISES: The Borrower will be obliged to make a cancellation under this sub-clause following the disposal of any of the assets of the Borrower or any of its Subsidiaries (a "DISPOSAL EVENT"). This does not apply to the following disposals:

          (i)   A disposal of obsolete assets.

          (ii) Disposals realising Net Disposal Proceeds less than (Pounds)1,000,000 in aggregate in any financial year of the Borrower. Where the asset which is the subject of the disposal is being replaced, the Net Disposal Proceeds will be deemed for the purpose of this sub-paragraph to have been realised on the later of the date of disposal of that asset and the date of replacement of that asset (but no later than the date 6 months after that date of disposal).

          (iii) A disposal between the Borrower and any Guarantor (which is a wholly-owned member of the Borrower's Group) or between Guarantors (each of which is a wholly-owned member of the Borrower's Group).

          (iv)  A disposal by a Subsidiary where each of the following is true:

                (a) the Subsidiary is prevented by applicable law from making an amount equal to the Net Disposal Proceeds available to the Borrower for it to make any payment resulting from a Disposal Event,

                (b) the Borrower and that Subsidiary have used all reasonable endeavours to enable an amount equal to the Net Disposal Proceeds to be made available to the

                    Borrower so that any payment resulting from the Disposal Event can be made, and

               (c) the Borrower or that Subsidiary pays an amount equal to the Net Disposal Proceeds into a blocked interest-bearing account held with the Agent or a nominee of the Agent and charged to the Agent as trustee or agent (or both) for the Lenders under a document expressed to be a Charge.

          (v) Disposals for non-cash consideration. This exception will only apply to the extent of a maximum amount in Net Disposal Proceeds of (Pounds)2,500,000 during the period from the date of this Agreement until the Facility Termination Date.

     (C) AMOUNT OF MANDATORY CANCELLATION: The amount of the Total Revolving Facility Commitments which will be cancelled under this sub-clause will be an amount equal to the Net Disposal Proceeds.

     (D) TIMING OF MANDATORY CANCELLATION: The amount of Total Revolving Facility Commitments due to be cancelled under this sub-clause will be cancelled on the date two Business Days after receipt by a member of the Borrower's Group of the proceeds of the disposal.

          Where the disposal proceeds are received as deferred cash consideration, the due date for cancellation will be deferred until the date two Business Days after the Borrower or any of its Subsidiaries realises cash from those proceeds.

          Where the disposal proceeds are applied towards the cost of a replacement asset as described in paragraph (D) of the definition of "Net Disposal Proceeds" in Clause 1.1, the due date for cancellation will be deferred (by no more than 6 months) until the date two Business Days after the replacement asset is acquired (if this occurs after receipt by a member of the Borrower's Group of the Net Disposal Proceeds).

5.4  MANDATORY CANCELLATION ON FLOTATION

     The Total Revolving Facility Commitments will be cancelled automatically with effect from the due date for repayment of the Loan under Clause 9.3(D).

5.5  EFFECT OF CANCELLATION

     The Borrower may not borrow any part of the Total Revolving Facility Commitments which has been cancelled or which is the subject of a notice of voluntary cancellation. When any cancellation takes effect, the Revolving Facility Commitments of the Lenders will be reduced by an aggregate amount equal to the reduction of the Total Revolving Facility Commitments. Each Lender's Revolving Facility Commitment will be reduced in the same proportion.

5.6  AMORTISATION OF COMMITMENTS

     The Total Revolving Facility Commitments will be reduced automatically to zero in three equal semi-annual instalments. Each reduction will be calculated by reference to the amount of Total Revolving Facility Commitments immediately prior to that reduction and the number of remaining instalments at that time. For these purposes the Total Revolving Facility Commitments will be deemed to include any part of the Total Revolving Facility Commitments cancelled under Clause 5.1 since the preceding Amortisation Date or, where there has not been a prior Amortisation Date, since the First Amendment Date.

     The reductions will take place on the following dates (the "AMORTISATION DATES"):

                Amortisation Date
                -----------------
                31 May 2001
                30 November 2001
                31 May 2002

     or, if any such day is not a Business Day, the immediately preceding Business Day.

     Each Lender's Revolving Facility Commitment will be reduced in the same proportion.

                              PART III : THE LOAN

6.   ADVANCE OF FUNDS

6.1  NOTICE TO THE AGENT

     When the Borrower wishes to borrow under the Revolving Facility it will deliver a notice to the Agent. This notice must be substantially in the form of Schedule 5. The notice must specify:

     (A)  the amount to be borrowed;

     (B)  the length of the Interest Period;

     (C) the date of the borrowing. This date must be no sooner than the first Business Day after the date the Agent receives the notice. For these purposes if the Agent receives the notice on a day which is not a Business Day or after 10.00 a.m. on a Business Day, it will be treated as having received the notice on the following Business Day; and

     (D) the purpose for which the proceeds of the Advance are to be applied. Where the purpose specified is to finance any capital expenditure described in Clause 2.2(B)(ii), the notice must provide details of the proposed expenditure and must be certified by the senior financial officer of the Borrower.

6.2  LIMITATIONS ON ADVANCES

     The following limitations apply to Advances:

     (A) No Advance may exceed the amount of the aggregate of the Available Revolving Facility Commitments of all the Lenders. This limitation will be applied as at the Advance Date. For this purpose:

          (i) any part of the Total Revolving Facility Commitments which is subject to a notice of voluntary cancellation will be treated as cancelled;

          (ii) any reduction of the Total Revolving Facility Commitments due to take effect on the Advance Date will be treated as having taken effect;

          (iii) the amount of any Advance due to be repaid on the Advance Date will be treated as having been repaid; and

          (iv) any other Advance due to be made on the Advance Date will be treated as having been made.

     (B) An Advance must be a minimum of (Pounds)1,000,000 and an integral multiple of (Pounds)500,000 or be the aggregate of the Available Revolving Facility Commitments of all the Lenders.

     (C) The Advance Date of an Advance must be a Business Day and at least one month before the Facility Termination Date.

     (D)  The Interest Period of each Advance must comply with Clause 7.

     (E) There must be no more than seven Advances outstanding at any one time. For this purpose, as at any Advance Date any Advance due to be repaid on any Advance Date will be treated as having been repaid on that Advance Date.

6.3  NOTICE TO THE LENDERS

     The Agent agrees to provide promptly details of each notice of borrowing to each Lender. These details will also include the amount of the Lender's participation in the Advance.

6.4  CONDITIONS TO BORROWING

     The Lenders will only be obliged to make an Advance to the Borrower if:

     (A)  the Revolving Facility is available in accordance with Clause 2;

     (B) a properly completed and signed notice of borrowing has been received by the Agent;

     (C)  the representations in Clause 16.1 (other than paragraphs (S), (T),
          (U) and (V) thereof) are true on the Advance Date; and

     (D) there is no outstanding Termination Event or Potential Termination Event on the Advance Date.

6.5  OBLIGATION TO ADVANCE FUNDS

     If the requirements of this Clause are satisfied each Lender agrees to advance its participation in the Advance to the Borrower. The Advance will be made on the date specified in the notice of borrowing.

6.6  CONSEQUENCES OF THE ADVANCE NOT BEING MADE

     If the notice of borrowing is delivered but no Advance is made the Lenders may incur losses and expenses as a result. The losses and expenses may include those incurred in liquidating or otherwise utilising amounts borrowed by the Lenders to fund the Advance. They may also include the losses and expenses incurred in terminating commitments relating to the funding or incurred in hedging open positions resulting from the Advance not being made. The Borrower agrees to reimburse each Lender for the amount of these losses and expenses. This sub-clause does not apply if the Advance is not made by reason of a default of a Lender.

7.   INTEREST

7.1  INTEREST PERIODS

     Each Advance will have one Interest Period only.

7.2  DURATION OF INTEREST PERIODS

     (A) ADVANCES: The Interest Period for each Advance must be a period of 1, 2, 3 or 6 months or any other period not exceeding 12 months which the Agent (acting on the instructions of all the Lenders) and the Borrower may agree in writing.

     (B) INITIAL 3-MONTH PERIOD: The Interest Period for an Advance which commences on a date within three months of the First Amendment Date or, if earlier, the completion of initial syndication of the Revolving Facility must be a period of 1 month.

7.3  SELECTION OF INTEREST PERIODS

     (A) ADVANCES: The Borrower may select the Interest Period for each Advance in its notice of borrowing.

     (B) FAILURE TO SELECT: When the Borrower does not select the Interest Period in accordance with paragraph (A), the Interest Period will be three months or such other period as will comply with Clauses 7.2 and 7.4.

7.4  ADJUSTMENT OF INTEREST PERIOD

     (A) An Interest Period will end on the last Business Day of a calendar month if it is for a number of complete months and either:

          (i)  it commenced on the last Business Day of a calendar month; or

          (ii) it commenced on a day for which there is no corresponding day in the month in which it is due to end.

     (B) This paragraph applies when the Interest Period for an Advance would otherwise begin before but end after an Amortisation Date. In this case that Interest Period will end on that Amortisation Date. This paragraph will not apply, however, in the case of an Advance which, when aggregated with any other Advances outstanding on that Amortisation Date, would amount to not more than the Total Revolving Facility Commitments available following the reduction of the Total Revolving Facility Commitments on that Amortisation Date.

     (C) Any Interest Period which would otherwise begin before but end after the Facility Termination Date will, subject to paragraph (D), end on the Facility Termination Date.

     (D) Any Interest Period which would otherwise end on a day which is not a Business Day will be extended to the next Business Day, unless that day is in another calendar month. Where it is in another calendar month the Interest Period will end on the preceding Business Day.

7.5  RATE OF INTEREST

     The rate of interest applicable during an Interest Period will be a rate per annum equal to LIBOR for that Interest Period plus the Applicable Margin plus the Costs Rate.

7.6  PAYMENT OF INTEREST

     (A) The Borrower agrees to pay interest accrued on the outstanding amount of each Advance in arrear on the last day of the Interest Period in respect of that Advance. Where an Interest Period is longer than 6 months the Borrower also agrees to pay interest on the day 6 months after the start of that Interest Period.

     (B) The Borrower may give notice to the Agent that it wishes to pay all accrued interest on the Loan on the last Business Day of its financial year. This notice must be received by the Agent no later than five Business Days before that day. In this case the Borrower agrees to pay that amount of interest on that date. Payments which would otherwise have been due under paragraph (A) will be adjusted accordingly.

7.7  NOTIFICATION OF INTEREST RATE

     The Agent agrees to notify the Borrower and the Lenders promptly of the determination of a rate of interest under this Agreement.

8.   REPAYMENT

     The Borrower agrees to repay each Advance made to it on the last day of the Interest Period for that Advance. Where on any date on which an Advance is to be repaid the Borrower borrows a further Advance then the Agent shall, unless the Borrower requests otherwise, apply the amounts to be advanced in or towards repayment of the Advance required to be repaid on that date. This will be treated as satisfying pro tanto the obligation of the Borrower to repay the relevant Advance and of the Lenders to make the relevant Advance.

9.   PREPAYMENT

9.1  OPTIONAL PREPAYMENT

     The Borrower may give notice that it will repay the whole or part of any Advance on any day prior to the last day of the Interest Period for that Advance. Clause 10.7 applies to any repayment under this sub-clause. This notice must state:

     (A) the date of prepayment, which will be at least 5 Business Days after the notice is received by the Agent;

     (B)  which Advance is affected; and

     (C) the amount to be prepaid, which will be a minimum of (Pounds)4,000,000 or the whole of the amount outstanding under that Advance.

     The Borrower agrees to prepay that Advance in accordance with its notice.

9.2  MANDATORY PREPAYMENT ON DISPOSALS

     (A) OBLIGATION TO PREPAY: The Borrower agrees to prepay the Loan in accordance with this sub-clause.

     (B) CIRCUMSTANCES IN WHICH OBLIGATION TO PREPAY ARISES: The Borrower will be obliged to make a prepayment under this sub-clause where:

          (i) the Total Revolving Facility Commitments are cancelled (in whole or in part) under Clause 5.3; and

          (ii) as a result of that cancellation, the Loan would otherwise exceed the Total Revolving Facility Commitments following the cancellation.

     (C) AMOUNT OF MANDATORY PREPAYMENT: The amount the Borrower is obliged to repay under this sub-clause will be the amount by which the Loan would exceed the Total Revolving Facility Commitments as described in Clause 9.2(B)(ii).

          The amount required to be repaid under this sub-clause on any occasion may be less than (Pounds)5,000,000. In this case the amount which would otherwise be due to be repaid will be reserved, but not repaid. On the next occasion an amount becomes repayable under this sub-clause the amount reserved will be added to that amount and the aggregate will be repayable if it exceeds (Pounds)5,000,000. If it does not exceed (Pounds)5,000,000 the aggregate amount will be reserved and the previous sentence will apply to this aggregate reserved amount. The Borrower may elect to repay any amount which would otherwise be reserved under this paragraph. In this case it will repay that amount (and any amount previously reserved and not repaid under this paragraph) in accordance with paragraph (D) and that amount will not be reserved.

     (D) TIMING OF MANDATORY PREPAYMENT: Subject to paragraph (E), the amount repayable under this sub-clause will become due for repayment on the date the applicable cancellation occurs under Clause 5.3(D).

          Clause 10.7 applies to any repayment under this sub-clause.

     (E) BREAK COSTS: The Borrower may certify to the Agent that a repayment required under this sub-clause is due on a date other than the last day of the Interest Period applicable to the amount being repaid.

          The Borrower's obligation to make a repayment under this sub-clause will be deferred until the last day of the Interest Period applicable to the amount being repaid. This deferral will only apply, however, if the Borrower deposits in the Charged Account an amount equal to the amount which it would otherwise have been obliged to repay (save to the extent the prepayment obligation will be discharged by an amount already standing to the credit of the Charged Account). This deposit must be made on or before the date the repayment would otherwise have been due.

9.3  MANDATORY PREPAYMENT ON FLOTATION

     (A) OBLIGATION TO PREPAY: The Borrower agrees to prepay the Loan in accordance with this sub-clause.

     (B) CIRCUMSTANCES IN WHICH OBLIGATION TO PREPAY ARISES: The Borrower will be obliged to make a prepayment under this sub-clause upon the shares of the Borrower, the Parent or any Holding Company of the Borrower or the Parent becoming the subject of an initial public offering in connection with the application by the relevant company for the admission of its shares to listing on any stock exchange or its shares being made available for the first time for dealing through any public dealings facility.

     (C) AMOUNT OF MANDATORY PREPAYMENT: The amount the Borrower is obliged to repay under this sub-clause will be the full amount of the Loan.

     (D) TIMING OF MANDATORY PREPAYMENT: The amount repayable under this sub-clause will become due for repayment on the earlier of:

          (i) the date of receipt of the sale or issue proceeds by a member of the Group or any shareholder in any member of the Group; and

          (ii) the date of listing becoming effective.

          Clause 10.7 applies to any repayment under this sub-clause.

     (E) EFFECT OF PREPAYMENT: A prepayment of the Loan under this sub-clause will reduce the Total Revolving Facility Commitments to zero.

9.4  NO OTHER PREPAYMENT

     The Borrower may not repay the Loan early except in the manner permitted or required by this Agreement.

PART IV: CHANGES OF CIRCUMSTANCES AND PAYMENTS

10.  CHANGES OF CIRCUMSTANCES

10.1 ILLEGALITY

     (A) NOTICE: Each Lender may notify the Borrower if it has reasonable cause to believe it is or will be acting illegally in relation to the Revolving Facility. The illegality may relate to the performance of the Lender's obligations, the maintenance of the Revolving Facility or the Lender's funding arrangements. Each Lender confirms it is not acting illegally in relation to the Revolving Facility on the First Amendment Date.

     (B) CANCELLATION AND PREPAYMENT: If a Lender delivers a notice of illegality the Available Revolving Facility Commitment of that Lender will be cancelled on the date of that notice. If the Lender certifies that, because of a legal requirement applicable to the Lender, the participation of the Lender in the Loan must be repaid before the last day of any applicable Interest Period, the Borrower agrees to repay the participation on the earlier date specified by the Lender. Clause
          10.7 applies to any cancellation or repayment under this sub-clause.

10.2 INCREASED COSTS

     (A)  TYPES OF INCREASED COSTS:  This sub-clause applies where all of (i),
          (ii) and (iii) are true:

          (i)  Either:

               (a) there is a change in a legal requirement applicable to a Lender Group Company or in any other requirement with which it is accustomed to comply, or a change in its interpretation or application; or

               (b) a Lender Group Company complies with a direction or request of an authority with whose directions or requests it is accustomed to comply.

          (ii) As a result, any of the following occurs:

               (a)  a Lender Group Company incurs an expense;

               (b) a Lender Group Company's effective return from the Revolving Facility or on its overall capital is reduced;

               (c)  any amount payable to a Lender Group Company is reduced; or

               (d) a Lender Group Company does not recover an amount which would otherwise have been paid to it.

               No account will be taken of tax on the overall net income (including overall net profit or gains) of a Lender, or a Lender Group Company, in the country in which it has its principal office or the office through which it is acting for the purposes of this Agreement. Any loss, reduction or expense wholly reflected in the Costs Rate, or which is recoverable under Clause 10.4 (or would have been so recoverable but for Clause 10.5) will also not be taken into account.

          (iii) The losses, reductions and expenses arising as a result are wholly or partly attributable to the Lender's participation in the Revolving Facility or the arrangements made by a Lender in funding its participation in the Revolving Facility.

     (B) NOTICE: Each Lender may notify the Borrower if it becomes aware that this sub-clause applies. This notice will contain reasonable detail of the circumstances which have caused this sub-clause to apply.

     (C) PAYMENT OF ADDITIONAL AMOUNTS: The Borrower agrees to reimburse each Lender for the losses, reductions and expenses described in paragraph
          (A).

     (D) PREPAYMENT AND CANCELLATION: If a Lender delivers a notice under paragraph (B):

          (i) the Borrower may deliver to that Lender a notice of prepayment. The Borrower agrees to prepay the participation of that Lender in the Loan five Business Days after the Lender receives this notice (or on any later date or dates specified in the notice). Clause 10.7 applies to this prepayment; and/or

          (ii) the Borrower may deliver to that Lender a notice of cancellation. That Lender's Revolving Facility Commitment will be reduced to zero on the date of delivery of that notice.

     (E) BASLE EXCEPTION: Paragraph (C) will not oblige the Borrower to compensate any Lender in respect of itself or any other Lender Group Company for any losses, reductions and expenses described in paragraph
          (A)(ii) which result from the implementation, as at the First Amendment Date, of the matters set out in the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards" (the "BASLE REPORT"), the Directive of the Council of the European Communities on a Solvency Ratio for Credit Institutions (89/647/EEC of 18th December, 1989) (the "SOLVENCY DIRECTIVE") or the Directive of the Council of the European Communities on Own Funds of Credit Institutions (89/299/EEC of 17th April, 1989) (the "OWN FUNDS DIRECTIVE") in each case as amended prior to the date of this Agreement. This exception will not apply if the losses, reductions and expenses described in paragraph (A)(ii) result from any change after the First Amendment Date in, or in the interpretation or application of, the Basle Report, the Solvency Directive or the Own Funds Directive.

10.3 MARKET DISRUPTION

     (A)  NATURE OF MARKET DISRUPTION:  This sub-clause applies if any of (i),
          (ii), or (iii) are true:

          (i) Lenders with Available Revolving Facility Commitments exceeding 35% of the aggregate Available Revolving Facility Commitments notify the Agent that they believe that LIBOR would not reflect fairly the cost to them of funding their participations in any relevant Advance (the "AFFECTED ADVANCE"). For the purpose of making this computation, the Agent will disregard a notice from a Lender in circumstances where the Borrower has satisfied the Agent (supported by any evidence that the Agent may reasonably request) that the only reason why LIBOR would not reflect fairly the cost to that Lender of funding its participation in an Advance is a deterioration in that Lender's credit standing.

          (ii) LIBOR cannot be determined for any affected Advance because no rate appears on the Screen for sterling and the relevant Interest Period and fewer than two Reference Banks provide quotations.

          (iii) Lenders with Available Revolving Facility Commitments exceeding 35% of the aggregate Available Revolving Facility Commitments notify the Agent that they are unable to fund their participations in any affected Advance in the London inter-bank market.

     (B) NOTICE: The Agent agrees to notify the Borrower and the Lenders if this sub-clause applies.

     (C) ALTERNATIVE INTEREST RATE ARRANGEMENTS: If the Agent delivers a notice of market disruption each of the following applies:

          (i) The means of determining the rate of interest applicable to the affected Advance will be suspended. Instead the Borrower agrees to pay interest to the Lenders in respect of the affected Advance in the manner requested by the Agent in accordance with this clause. A request by the Agent may specify periods to be used for the computation of interest which periods will, in aggregate, equal the Interest Period for the affected Advance. It must also specify the rate of interest to apply for a period. This rate will be the rate determined by the Agent to reflect the cost to each Lender of funding for the period plus the Applicable Margin plus the Costs Rate. In order to assist the Agent in this determination each Lender agrees to provide to the Agent any information which the Agent may request. If this information is received by the Agent within any time period specified by the Agent it will be taken into account by the Agent in making its determination.

          (ii) The Borrower and the Agent will negotiate the terms of an alternative arrangement for determining the rate of interest for the affected Advance. The negotiations will be carried on in good faith. Neither party is bound to continue the negotiations after the date 30 days after the Borrower receives the Agent's notice. If agreement is reached and if it is approved by all the Lenders the rate of interest in respect of the affected Advance will be determined in accordance with the agreement. Sub-paragraph (i) will not apply to the extent that it is expressly excluded by this agreement.

          (iii) If the circumstances described in paragraph (A) cease to apply the Agent will notify the Borrower and the Lenders. The notice will specify the transitional arrangements proposed by the Agent which as far as possible will be in accordance with the normal interest rate fixing provisions of this Agreement. The Borrower agrees to pay interest in respect of the affected Advance to the Lenders in the manner described in this notice unless a different arrangement is agreed by the Agent and the Borrower and approved by all the Lenders. In this case the Borrower agrees to pay interest in respect of the affected Advance to the Lenders in the manner agreed.

     (D) PREPAYMENT: If this sub-clause applies, the Borrower may deliver a notice of prepayment in respect of the affected Advance to the Agent. The Borrower agrees to prepay the affected Advance five Business Days after the Agent receives this notice (or on any later date or dates specified in the notice). Clause 10.7 applies to this prepayment.

     (E) WITHDRAWAL: If this sub-clause applies, the Borrower may notify the Agent before 12.30 p.m. on the Advance Date relating to the affected Advance that it wishes to withdraw the notice of borrowing relating to the affected Advance. In this case that notice of borrowing will be treated as having not been made. Clause 6.6 will not apply in these circumstances.

10.4 WITHHOLDINGS

     (A) WITHHOLDINGS AND DEDUCTIONS: This sub-clause applies if the Borrower or a Guarantor is required by law, or by any requirement of a taxing authority with which it is obliged to comply, to make a payment under this Agreement net of a withholding or deduction.

     (B) NOTICE: The Borrower agrees to notify the Agent if it becomes aware that this sub-clause applies.

     (C) GROSSING UP: The Borrower and each Guarantor agrees to increase the amount of any payment from which it has to withhold or deduct any sum. This increase will ensure that the person entitled to the payment will receive, after that sum has been deducted or withheld, the amount it would have received had no sum had to be withheld or deducted.

     (D) PAYMENT OF TAX: The Borrower and each Guarantor will pay to the appropriate authority all amounts withheld or deducted by it and certify to the Agent's reasonable satisfaction that it has withheld or deducted those sums and paid them to that authority. If a receipt or other evidence of payment can be obtained from that authority without incurring unreasonable cost or expense, the Borrower or that Guarantor agrees to deliver this to the Agent as soon as reasonably practicable.

     (E) PREPAYMENT AND CANCELLATION: If this clause applies to payments by the Borrower:

          (i) the Borrower may deliver to the Agent a notice of prepayment. This notice may relate to any part of the Loan which is subject (or the interest on which is subject) to the withholding or deduction. The Borrower agrees to prepay the Loan (or the part of it which is affected) five Business Days after the Agent receives this notice (or on any later date or dates specified in the notice). Clause 10.7 applies to this prepayment; and/or

          (ii) the Borrower may deliver to the Agent a notice of cancellation. This notice may relate to any part of the Total Revolving Facility Commitments which, if drawn, would be subject (or the interest on which would be subject) to the withholding or deduction. Such part of the Total Revolving Facility Commitments will be reduced to zero on the date of delivery of that notice.

     (F) REFUND OF TAX CREDITS: If the Borrower makes a payment under Clause 10.4(C) (a "TAX PAYMENT") the relevant Lender or, as the case may be, the Agent agrees to notify the Borrower if it has obtained a refund of tax or obtained and used a credit against tax on its overall net income (a "TAX CREDIT") which that Lender or, as the case may be, the Agent is able to identify as attributable to that Tax Payment. To the extent that it can in its absolute discretion without any adverse consequences for it, that Lender or, as the case may be, the Agent shall reimburse the Borrower such amount as the Lender or, as the case may be, the Agent determines to be the proportion of that Tax Credit as will leave the Lender or, as the case may be, the Agent (after that reimbursement) in no better or worse position in respect of its tax liabilities than it would have been in if no Tax Payment had been required. No Lender or, as the case may be, Agent shall be obliged to disclose any information regarding its tax affairs and computations, and this sub-clause does not affect the right of any Lender or, as the case may be, Agent to arrange its tax affairs as it thinks fit.

10.5 INLAND REVENUE TREATMENT OF THE LENDERS

     The Borrower will not be required to pay increased amounts under Clause
     10.4 in respect of a payment of interest to a Lender in either of the following cases:

     (A) At the date the principal amount on which that interest accrued was advanced that Lender was not a bank for the purposes of section 349(3) of the Income and Corporation Taxes Act 1988.

     (B) The person beneficially entitled to that payment of interest at the time it is paid is not within the charge to United Kingdom corporation tax in respect of that interest.

     This sub-clause only applies so far as a withholding or deduction is due to the circumstances described in paragraph (A) or (B) above. It does not apply where the circumstances described in paragraph (A) or (B) above arise as a result of a change in law or concession or a change in the interpretation or application of law or concession. The Lender agrees to notify the Agent if paragraph (A) or (B) above applies.

10.6 CONFIRMATIONS FROM LENDERS

     The Borrower or the Agent may request a Lender to confirm whether or not the circumstances described in Clause 10.5(A) or (B) exist. Each Lender agrees to provide the confirmation requested as soon as reasonably practicable.

10.7 PREPAYMENT

     This sub-clause applies if the Borrower is obliged to repay the Loan or any part of it under this Clause, Clause 9 or Clause 20.2. In this event the Borrower agrees to pay on the date repayment is due interest accrued on the Loan (or the amount to be repaid) up to that date. If the date repayment is due is not the last day of the Interest Period applicable to the amount being repaid, the Borrower will reimburse each affected Lender for the losses and expenses that Lender has incurred, or will incur, as a result. These losses and expenses may include those incurred in liquidating or otherwise utilising amounts borrowed by the Lender to fund its participation in the Loan (or the amount repaid). They may also include losses and expenses incurred in hedging open positions resulting from the repayment.

10.8 MITIGATION

     This sub-clause does not affect the obligations of the Borrower under the other sub-clauses of this Clause. If this Clause applies to a Lender, that Lender will take all steps reasonably open to it and, as the case may be, will procure that any Lender Group Company takes all steps reasonably open to it, to reduce the additional amounts payable by the Borrower under this Clause or to avoid or reduce the impact of the circumstances referred to in it. These steps may include the transfer of the Lender's rights and obligations under this Agreement to another branch or bank acceptable to the Borrower. The Lender or Lender Group Company will not, however, be obliged to do anything which in its opinion would or might have an adverse effect on it.

11.  PAYMENTS

11.1 METHOD AND TIMING OF PAYMENTS

     All payments under this Agreement must be made in immediately available funds in pounds. Each payment must be received by noon on the due date. Each payment must be for value on the due date.

11.2 PAYMENTS THROUGH THE AGENT

     (A) NORMAL ARRANGEMENTS: All payments by the Borrower or by a Lender under this Agreement will be made through the Agent. Each payment will be made to the account of the Agent with The Royal Bank of Scotland plc, Correspondent Banking Branch, 5-10 Great Tower Street, London EC3P 3HX, account name Credit Suisse First Boston, account number 12302000, CHAPS Code 16 52 24. The Agent will pay on an amount received as soon as practicable.

     (B) ALTERNATIVE ARRANGEMENTS: If the Agent believes that it is, or will be, illegal or impossible for it to pay on to a Lender in accordance with paragraph (A), it agrees to notify the Borrower and that Lender. In this case the Borrower and that Lender may agree alternative arrangements for payments to be made to that Lender. Paragraph (A) will not apply to the extent excluded by those alternative arrangements. That Lender agrees to provide notice of the arrangements to the Agent and will notify the Agent of payments in accordance with Clause 13.1.

     (C) APPLICATION OF DEPOSIT PAYMENTS: The Borrower is not required to make payments in accordance with this sub-clause to the extent that an amount is debited from the Charged Account in accordance with Clause 3(C) of the document described in paragraph (B) of the definition of "Charges" in Clause 11.

11.3 PAYMENTS TO THE BORROWER

     Each payment by the Agent to the Borrower will be made to such account of the Borrower with such bank as the Borrower may notify to the Agent from time to time.

11.4 PAYMENTS TO THE LENDERS

     Each payment by the Agent to a Lender will be made to the account of that Lender notified to the Agent for this purpose.

11.5 CHANGE OF ACCOUNT

     The Borrower or a Lender may change its receiving account by not less than five Business Days' notice to the Agent. The Agent may change its receiving account by giving not less than five Business Days' notice to the Borrower and the Lenders.

11.6 REFUNDING OF PAYMENTS BY THE AGENT

     This sub-clause applies if the Agent makes a payment out in the mistaken belief that it has received or will receive an incoming payment on a particular day. In this case the person which received the payment from the Agent agrees to return it. It will also reimburse the Agent for all losses and expenses incurred by the Agent as a result of funding the payment. This sub-clause does not affect the rights of the person which received the payment against the person which failed to make the payment to the Agent.

11.7 NON-BUSINESS DAYS

     If a payment would be due on a non-Business Day the payment obligation will be deferred until the next Business Day. Interest and commitment fee will be adjusted accordingly.

11.8 PAYMENT IN FULL

     All payments by the Borrower will be made in full and without set off or counterclaim. No payment will be made net of a withholding or deduction, unless this is required by law or by any requirement of a taxing authority with which it is obliged to comply. In this event Clause 10.4 applies.

11.9 SET-OFF

     If a Company owes money under this Agreement which is due and payable the person to whom it is owed may set-off this obligation against any moneys owed by that party to that Company. The moneys owed by that party may be in a different currency, arise on a separate transaction or involve another branch. This sub-clause applies even where amounts owed to that Company are not due and payable, if there is an outstanding Termination Event or Potential Termination Event. Where amounts are in different currencies the person to whom money is owed under this Agreement may convert amounts into the same currency using the then current exchange rate. If a Lender sets off an obligation under this Agreement, that Lender agrees promptly to notify the Company concerned in accordance with Clause 23.3. The notice will provide details of the amount set off.

12.  LATE PAYMENT

12.1 DEFAULT INTEREST

     The Borrower agrees to pay interest on all amounts unpaid under this Agreement after their due date for payment. This interest will be computed by reference to successive periods selected by the Agent. The first of these periods will start on the due date for payment of the unpaid amount. The rate of interest applicable during each of these periods will be a rate per annum equal to 1% plus LIBOR for that period plus the Applicable Margin plus the Costs Rate. This interest will be paid in arrear on the last day of each of these periods and on the date of payment of the unpaid amount. This interest will be payable after as well as before judgment.

12.2 INDEMNITY

     If the Borrower fails to make a payment on the due date the Borrower agrees to reimburse the person entitled to the payment for the losses and expenses (including loss of profit) that person incurs, or will incur, as a result. The computation of these losses and expenses will take into account any amount received under Clause 12.1.

13.  SHARING AMONG LENDERS

13.1 NOTICE

     If an amount due to a Lender (the "RECIPIENT") under this Agreement is discharged other than by payment through the Agent the Lender agrees to notify the Agent and the Borrower in accordance with Clause 23.3. This may occur because of the exercise of a right of set-off, by virtue of a combination of accounts or because of a voluntary or involuntary payment by the Borrower or a Guarantor direct to that Lender. The notification will provide details of the amount discharged and will be delivered no later than ten Business Days after the discharge.

13.2 DETERMINATION BY THE AGENT

     Where a Lender has issued a notice under Clause 13.1 the Agent will determine what payments, if any, are due under Clause 13.4. This determination will be made on the basis of the information contained in all the notices delivered to the Agent under Clause 13.1. The determination will be notified to the Borrower and the Lenders.

13.3 LITIGATION

     In determining the amount due under Clause 13.4 no account will be taken of an amount due to a Lender which has declined to participate in legal proceedings which resulted in the payment described in Clause 13.1. This only applies if that Lender could have joined in the proceedings or could have instituted its own proceedings, but failed to do so.

13.4 PAYMENT TO THE AGENT

     The Recipient agrees to pay to the Agent an amount calculated as follows:

                    P = D (X - Y)

     where

          P =  the amount payable to the Agent

          D = the aggregate amount due to the Recipient out of which an amount has been discharged

          X =  the fraction of D which has been discharged

          Y = the fraction which has been discharged, if any, of the aggregate amount due to the Lender which has the greatest proportion of that amount still outstanding.

     This amount will be paid no later than five Business Days after receipt of a notice from the Agent under Clause 13.2.

13.5 OBLIGATIONS OF THE BORROWER AND THE GUARANTORS

     Any amount due to the Recipient which would otherwise have been discharged as described in Clause 13.1 will be treated as not having been discharged to the extent of an amount which is or will be payable under Clause 13.4 as a result. Accordingly the Borrower and each Guarantor agree to pay this amount to the Recipient as if it had not been discharged. This payment is required to be made whether or not the Agent has issued a determination under Clause 13.2.

13.6 DISTRIBUTION

     The Agent agrees to distribute to the Lenders the amount received by it under Clause 13.4 as if that amount had been received from the Borrower in discharge of an amount due under this Agreement. The Borrower will then be treated as having paid that amount.

13.7 RECOVERY

     This sub-clause applies if an amount discharged as described in Clause 13.1 is recovered from, or is required to be repaid by, the Recipient. In this case each Lender which received the benefit of a payment made under Clause
     13.4 agrees to repay to the Recipient the amount it received. Each of these Lenders will also reimburse the Recipient for any losses or expenses which the Recipient has incurred in connection with the discharged amount or its recovery or repayment. The rights and obligations of the parties shall be restored to the position before any payment became due under Clause 13.4.

                       PART V : GUARANTEE AND INDEMNITY

14.  GUARANTEE

14.1 GUARANTEE

     Each Guarantor guarantees the due and punctual performance of all obligations of the Borrower under this Agreement and each Overdraft Facility. This guarantee is unconditional and irrevocable.

14.2 AGREEMENT TO PAY

     Each Guarantor agrees to pay on demand each amount due by the Borrower which is unpaid. The demand may be made at any time on or after the due date for payment. Payment will be made in the same currency as the amount due by the Borrower.

14.3 CONTINUING GUARANTEE

     This guarantee is a continuing guarantee. No payment or other settlement will discharge any Guarantor's obligations until the Borrower's obligations have been discharged in full.

14.4 OTHER GUARANTEES AND SECURITY

     This guarantee is in addition to, and independent of, any other guarantee or security.

14.5 ENFORCEMENT

     This guarantee may be enforced before any steps are taken against the Borrower or any other Guarantor or under any other guarantee or Security.

14.6 PRESERVATION OF RIGHTS

     This guarantee will only be discharged by (i) the making of payment (in the case of this Agreement, in accordance with Clause 11) in full by the Borrower or any of the Guarantors or (ii) the receipt otherwise of payment in full. It will not be discharged by any other action, omission or fact. Each Guarantor's obligations will, therefore, not be affected by:

     (A) The obligations of the Borrower being or becoming void, invalid, illegal or unenforceable.

     (B)  Any change, waiver or release of the Borrower's obligations.

     (C)  Any concession or time being given to the Borrower.

     (D)  The winding-up or re-organisation of the Borrower.

     (E)  Any change in the condition, nature or status of the Borrower.

     (F) Any of the above events occurring in relation to another Guarantor or any other guarantor or provider of Security or its obligations.

     (G) Any failure to take, retain or enforce any other guarantee or Security.

     (H) Any circumstances affecting or preventing recovery of amounts due by the Borrower.

     (I)  Any other matter which might discharge a Guarantor.

     Any receipt from any person other than a Guarantor will reduce the outstanding balance only to the extent of the amount received.

14.7 REPRESENTATIONS OF A GUARANTOR

     Each Guarantor confirms that it does not have the benefit of any Security in respect of this guarantee or the indemnity in Clause 15.

14.8 COVENANTS OF A GUARANTOR

     Each Guarantor agrees as follows:

     (A) SECURITY: It will not have the benefit of any Security in respect of this guarantee or the indemnity in Clause 15.

     (B) EXERCISE OF RIGHTS: It will not, for so long as a Termination Event or Potential Termination Event has occurred and is outstanding:

          (i) take the benefit of any right against the Borrower or any other person in respect of amounts paid under this guarantee; or

          (ii) claim or exercise against the Borrower any right to any payment (whether or not in connection with this Agreement).

     (C) COMPETING PROOF: An Instructing Group may request a Guarantor to submit a proof for amounts due to it by the Borrower or any other guarantor. Each Guarantor agrees to submit a proof promptly in accordance with this request if it is entitled to do so. All amounts received in respect of this proof will be held by that Guarantor on trust for the Agent and the Lenders.

     The obligations in this sub-clause will cease to have effect when the Revolving Facility has ceased to be available and there are no amounts outstanding under this Agreement.

14.9 SUSPENSE ACCOUNT

     Any amount received under this guarantee may be placed on suspense account (bearing interest at a commercial rate, which interest shall be credited to the account). Suspense accounts may be held by the Agent or by a Lender. While the amounts are in the suspense account the Agent or any Lender may claim and recover amounts from the Borrower, another Guarantor and any other guarantor as if the amount in the suspense account had not been received. Amounts may be taken out of a suspense account by the person holding that account at any time for application against the amounts outstanding under this Agreement or return to the payer of such amounts.

14.10  DISCHARGE CONDITIONAL

       Any settlement with, or discharge of, a Guarantor will be subject to a condition. This condition is that the settlement or discharge will be set aside if any prior payment, or any other guarantee or security, is set aside, invalidated or reduced. In this event each Guarantor agrees to reimburse each Lender and the Agent for the value of the payment, guarantee or security which is set aside, invalidated or reduced.

14.11  PRINCIPAL DEBTOR

       Each Guarantor agrees to pay any amount which is expressed to be due from the Borrower but which is not recoverable from a Guarantor as a guarantor. Any amount due under this sub-clause will be recoverable from each Guarantor as though the obligation had been incurred by that Guarantor as sole or principal debtor, but otherwise on the same terms as the obligation was expressed to be incurred by the Borrower. This sub-clause is in addition to each Guarantor's obligations as a guarantor. The payment by the Borrower or any Guarantor of any amount payable by virtue of this sub-clause will (subject to Clause 14.10) discharge pro tanto the obligations on each Guarantor to pay the amounts expressed to be payable by it under this sub-clause.

15.    GUARANTOR'S INDEMNITY

15.1   INDEMNITY

       This Clause applies if the Borrower fails to make a payment expressed to be due under this Agreement on the due date. In this event each Guarantor agrees to reimburse the person entitled to the payment for the losses and expenses (including loss of profit) that person incurs, or will incur, as a result. Each Guarantor also agrees to reimburse each Lender and the Agent for all losses and expenses arising from any obligations of the Borrower being or becoming void, invalid, illegal or unenforceable.

15.2   AMOUNT OF LOSS

       For the purposes of this Clause a Lender and the Agent will be treated as having suffered a loss equal to the amount expressed as being due to it by the Borrower, but which is unpaid (taking into account any amounts paid under Clause 14). If this treatment is incorrect the Lender or the Agent will produce evidence of its loss.

          PART VI : REPRESENTATIONS, COVENANTS AND TERMINATION EVENTS

16.  REPRESENTATIONS

16.1 REPRESENTATIONS

     Each Company confirms that each of the following is true as at the date of this Agreement (except in the case of paragraph (U), which is confirmed as at the date described in that paragraph):

     (A) NATURE OF COMPANY: It is a company duly incorporated and validly existing under the laws of its country of incorporation.

     (B) POWERS OF COMPANY: It has power to own its assets and conduct its business as it is to be conducted after the Completion Date. It also has corporate power to sign and deliver those of the Transaction Documents to which it is a party (and which it has signed and delivered) and to exercise its rights and perform its obligations under those of the Transaction Documents to which it is a party.

     (C) AUTHORISATIONS: The signature and delivery on its behalf of those of the Transaction Documents to which it is a party (and which it has signed and delivered) and the exercise of its rights and the performance of its obligations under the Transaction Documents have been duly authorised by it.

     (D) BINDING OBLIGATIONS: This Agreement has been and, when executed, the other Transaction Documents (other than the NTL Site Sharing Agreement) to which it is a party will be duly signed and delivered by it. Its obligations described in the Financing Documents to which it is a party, when executed, will be its valid and binding obligations in accordance with their terms, subject to the reservations contained in paragraph 8 of the opinion of Slaughter and May (the form of which is set out in Schedule 11) and in any legal opinion delivered under Clause 19.1(W)(iii) relating to its obligations under the Transaction Documents. Its material obligations under the other Transaction Documents to which it is a party, when executed, will be its valid and binding obligations in accordance with their terms.

     (E) LEGALITY AND CONTRAVENTIONS: The signature and delivery on its behalf of the Transaction Documents to which it is a party and the exercise of its rights and performance of its obligations under such Transaction Documents and the creation of Security by it under the Charges (if applicable):

          (i) are not prohibited by applicable law, regulation or order or by its constitutional documents;

          (ii) do not require any approval, filing, registration or exemption (other than the perfection of the Security constituted by the Charges by means of registration at H.M. Land Registry, the Land Register, the Register of Sasines, Companies House and the Trade Marks Registry, or as disclosed in any legal opinion delivered under Clause 19.1(W)(iii) relating to its obligations under the Transaction Documents); and

          (iii) are not prohibited by, and do not constitute an event of default under, and do not result in an obligation to create Security under, any document or arrangement to which it is a party and which is material in the context of this Agreement.

     (F) RANKING OF OBLIGATIONS: Its obligations under the Financing Documents are secured by the Charges. The Charges will, when executed (and subject to the required registrations being made and to any Security permitted by Clause 19.1(C)(ii) and (iii)), constitute a first priority security interest which is valid and enforceable over the assets referred to in the Charges, subject to the reservations (other than reservation 8(G)) contained in paragraph 8 of the opinion of Slaughter and May (the form of which is set out in Schedule 11) and in any legal opinion delivered under Clause 19.1(W)(iii) relating to its obligations under the Transaction Documents. Amounts due under this Agreement will, for security purposes, rank at least equally with amounts due under the Overdraft Facilities. No amounts have been repaid by the Borrower under the Subordinated Loan Agreement, and no amounts are repayable until all amounts expressed to be owed under the Financing Documents and the Overdraft Facilities have been paid in full and the Revolving Facility is no longer available.

     (G) NO TERMINATION EVENT: No Termination Event or Potential Termination Event has occurred and is continuing and none will occur as a result of the exercise of its rights or the performance of its obligations under the Financing Documents or as a result of the acquisition by the Borrower of the Transmission Business on the Completion Date.

     (H) ACCOUNTS: The audited financial statements and (if prepared) the consolidated audited financial statements most recently delivered under Clause 17.1 give a true and fair view of the results of each Company's operations and the financial position of the Group taken as a whole and the Borrower's Group taken as a whole. These financial statements were prepared in accordance with Generally Accepted Accounting Principles consistently applied except to the extent that the accompanying notes provide a description of a different treatment.

     (I) LITIGATION: There exists no litigation which is reasonably likely to have an unfavourable outcome materially adversely affecting (in the case of the Borrower) its ability to perform its obligations under the Financing Documents or (in the case of any other Company) the Guarantors' ability (taken as a whole) to perform the Guarantors' obligations under the Financing Documents or, in the case of the Borrower, its ability to perform its material obligations under the Transmission Agreement. This representation does not apply to any litigation disclosed in the legal due diligence report from Norton Rose described in paragraph 11 of Schedule 3.

     (J) SECURITY: No Security exists over any of its assets, except as permitted by Clause 19.1(C).

     (K) REPRESENTATIONS IN THE CHARGES: The representations given by it in the Charges are true as at the time they are made and repeated.

     Each Guarantor confirms that the following is true:

     (L) GUARANTEEING POWERS: It has the power to guarantee the whole of the sums available under this Agreement. The borrowing of the full amount available under this Agreement does not contravene or exceed any guaranteeing limitation on it (or its directors) under its constitutional documents or any other document to which it is a party and which is material in the context of this Agreement.

     Each of the Borrower and the Parent confirms that each of the following is true:

     (M) BORROWING POWERS: The Borrower has the power to borrow the whole of the sums available under this Agreement. The borrowing of the full amount available under this Agreement does not contravene or exceed any borrowing limitation on it (or its directors) under its Memorandum and Articles of Association or any other document to which it is a party and which is material in the context of this Agreement.

     (N)  NO MATERIAL ADVERSE CHANGE:

          (i) There has been no change in financial condition of the Borrower or (taken as a whole) the Parent and the Borrower's Group having a material adverse impact on the Borrower's or (taken as a whole) the Guarantors' ability to perform its or their payment obligations under the Financing Documents since the last date as at which each of the covenants in Clause 18.2 were measured. The assessment of whether the change in financial condition is material will be measured against the covenants tested on that date.

          (ii) In addition no event or circumstance has occurred and is continuing affecting the business or operations of the Borrower and (taken as a whole) the Parent and the Borrower's Group and having a material adverse impact on the Borrower's or (taken as a whole) the Guarantors' ability to perform its or their payment obligations under the Financing Documents. The assessment of whether there has been a material adverse impact will be measured against the business or operations of the Borrower and (taken as a whole) the Parent and the Borrower's Group on the Completion Date after the acquisition of the Transmission Business.

     (O) AGREEMENTS EFFECTIVE: Each of the Share Sale Agreement, the Shareholders Agreement, the Transmission Agreement and the Contracts for Services has been duly executed by all parties and is in full force and effect, each of the NTL Site Sharing Agreement and the Transfer Scheme is in full force and effect, and the Bonds and any guarantees given by any person in respect of CT Finance's obligations under the Bonds are binding obligations.

     (P) LICENCES, ETC.: All licences, consents and authorisations necessary for the Borrower to conduct the Transmission Business, and for the members of the Borrower's Group to conduct the other material businesses operated by the Borrower's Group (taken as a whole), are in full force and effect.

     (Q) BORROWINGS: No member of the Borrower's Group has any Indebtedness for Borrowed Money, or has issued any guarantees, indemnities or other similar assurances, except as permitted under Clause 19.1(K) or as agreed by the Agent (acting on the instructions of an Instructing Group).

     (R) TRANSMISSION AGREEMENT REPRESENTATIONS: The representations given by the Borrower in the Transmission Agreement are true in all material respects as at the time they are made.

     (S) NO PREVIOUS TRADING: Neither the Borrower nor the Parent has traded prior to (in the case of the Borrower) the date the Transfer Scheme takes effect and (in the case of the Parent) the date of the Share Sale Agreement. At the Completion Date:

          (i) neither of them has any liabilities or commitments other than those arising in connection with the Transaction Documents and (in the case of the Borrower) the Transmission Business; and

          (ii) neither of them owns any assets other than those arising or transferred under the Transaction Documents.

     (T) EFFECT OF TRANSACTION DOCUMENTS: Following the completion of the Share Sale Agreement on the Completion Date the Borrower:

          (i) will own or lease, free of all Security except as permitted by Clause 19.1(C), the assets transferred by the BBC under the Transfer Scheme;

          (ii) these assets will enable it to conduct the Transmission Business substantially as conducted prior to the Completion Date and to perform its obligations under the Transmission Agreement and the NTL Site Sharing Agreement; and

          (iii) the Transaction Documents provide for amounts and timings of payments which, taken as a whole, are consistent with the assumptions and basis of the Business Plan and Financial Model.

     (U) INFORMATION MEMORANDUM: The information incorporated in the Information Memorandum is true and correct in all material respects. No material information has been omitted and the financial projections contained in the Information Memorandum have been prepared on a reasonable basis using reasonable assumptions. This representation is given as at the date of the Information Memorandum or, if it is not dated, the date it is issued to syndicate banks (and not as at the date of this Agreement).

     The Parent confirms that the following is true:

     (V) BUSINESS PLAN AND FINANCIAL MODEL: The Business Plan and Financial Model have been prepared on a reasonable basis using reasonable assumptions and the Parent does not have any reason to believe that they contain a misstatement material in the context of this Agreement.

16.2 REPETITION

     All of the representations in Clause 16.1 except those in paragraphs (S),
     (T), (U) and (V) will be deemed repeated on the making of each Advance. This repetition will be with reference to the facts on that day.

16.3 SURVIVAL OF REPRESENTATIONS

     Each of the representations made under this Agreement shall survive the making of each Advance (but are only repeated to the extent referred to in Clause 16.2).

16.4 LENDER REPRESENTATIONS

     Each Lender represents that each of the following is true:

     (A) In respect of a payment of interest to that Lender, that Lender was, at the date the principal amount on which that interest accrued was advanced, a bank for the purposes of section 349(3) of the Income and Corporation Taxes Act 1988.

     (B) In respect of a payment of interest to that Lender, the person beneficially entitled to that payment of interest at the time it is paid is within the charge to United Kingdom corporation tax in respect of that interest.

     (C) That Lender is a bank for the purposes of section 349(3) of the Income and Corporation Taxes Act 1988.

     The representations in this sub-clause do not apply where the representations would be untrue as a result of a change in law or Inland Revenue concession or a change in the interpretation or application of law or Inland Revenue concession.

17.  INFORMATION COVENANTS

17.1 PERIODIC REPORTS

     Each of the Borrower and the Parent agrees to deliver each of the following to the Agent as soon as they become available and, in any event, by the latest date indicated:


     DOCUMENT/INFORMATION                          LATEST DATE
     -------------------                           -----------

     (a)  Annual audited accounts of each          90 days (or, in the case of
          Company including profit and             the financial year ending 31
          loss account, balance sheet and          December 1997, 120 days)
          cash flow statement                      after the end of that
                                                   financial year

      DOCUMENT/INFORMATION                                             LATEST DATE
      --------------------                                             -----------
      (b)  Annual audited consolidated accounts of the                 90 days (or, in the case of
           Borrower's Group and of the Group, including                the financial year ending 31
           profit and loss account, balance sheet and cash             December 1997, 120
           flow statement                                              days) after the end of that
                                                                       financial year

      (c)  Quarterly unaudited management accounts of                  45 days after the end of
           each Company certified to be correct by the                 each quarter of its financial
           Borrower's senior financial officer, including              year
           profit and loss account, balance sheet, cash flow
           statement and statement of capital expenditure

      (d)  Quarterly consolidated unaudited management                 45 days after the end of
           accounts of the Borrower's Group and of the                 each quarter of its financial
           Group certified to be correct by the Borrower's             year
           senior financial officer, including profit and loss
           account, balance sheet, cash flow statement and
           statement of capital expenditure

      (e)  Monthly management accounts of each                         30 days after the end of
           Company certified to be correct by the                      each calendar month
           Borrower's senior financial officer, including
           profit and loss account, balance sheet, cash flow
           statement and statement of capital expenditure

      (f)  Monthly consolidated management accounts of                 30 days after the end of
           the Borrower's Group and of the Group certified             each calendar month
           to be correct by the Borrower's senior financial
           officer, including profit and loss account, balance
           sheet, cash flow statement and statement of
           capital expenditure (distinguishing between capital
           expenditure which is financed from operating
           income and capital expenditure which is funded
           from new equity or borrowing)

      (g)  A certificate, signed by the senior financial               At the time of delivery of
           officer of the Borrower stating:                            the Borrower's Group's
                                                                       quarterly financial
           (i)  the amount of Financial Indebtedness                   statements delivered
                on the last day of the Quarter                         under paragraph (d)

           (ii) the aggregate of EBITDA for that
                Quarter and the preceding one (if any)

      DOCUMENT/INFORMATION                                             LATEST DATE
      --------------------                                             -----------
      (h)  Annual budget for the Borrower's Group,                     60 days after the start of
           including projected profit and loss account,                each of its financial years
           balance sheet, cash flow statement and statement
           of capital expenditure (distinguishing between
           capital expenditure which is to be financed from
           operating income and capital expenditure which
           is to  be funded from new equity or borrowing)

      (i)  Annual budget for the Parent adopted by the                 60 days after the start of
           Board of Directors of the Parent                            each of its financial years

      (j)  A certificate regarding compliance with the                 At the time of delivery of
           financial covenants in Clause 18.2 setting out the          each set of the Borrower's
           necessary computations.  This certificate is to be          Group's quarterly financial
           signed by a director of the Borrower                        statements delivered
                                                                       under paragraph (d)

      (k)  A certificate regarding:                                    At the time of delivery of
                                                                       each set of annual
           (i)  compliance with the financial covenants                consolidated financial
                in Clause 18.2; and                                    statements for the
                                                                       Borrower's Group
           (ii) the amount of capital expenditure in                   delivered under paragraph (b)
                that financial year (distinguishing
                between capital expenditure which is
                financed from operating income and
                capital expenditure which is funded
                from new equity or borrowing)

           setting out the necessary computations. This certificate is to be signed by a director of the Borrower

      (l)  A statement signed by the auditors of the                   At the time of delivery of
           Borrower regarding compliance with the financial            each set of annual
           covenants in Clause 18.2                                    consolidated financial
                                                                       statements for the
                                                                       Borrower's Group
                                                                       delivered under
                                                                       paragraph (b)

      (m)  The Completion Balance Sheet (as defined in the             5 Business Days after it is
           Share Sale Agreement)                                       agreed or becomes effective

      DOCUMENT/INFORMATION                                             LATEST DATE
      --------------------                                             -----------
      (n)  A certificate of Net Disposal Proceeds, setting             5 Business Days after the
           out the necessary computations.  This certificate           date of any disposal which
           is to be signed by the senior financial officer             results in a requirement to
           of the Borrower                                             make a Disposal Prepayment
                                                                       under Clause 9.2(B)

      (o)  A certificate of acquisition price, setting out the         5 Business Days after the
           necessary computations.  This certificate is to be          date of any acquisition of a
           signed by the senior financial officer of the               business as described in
           Borrower                                                    Clause 19.1(L)

      (p)  Details of any treasury transaction as required by          As soon as reasonably
           Clause 19.1(O)                                              practicable following the
                                                                       entering into of the
                                                                       transaction

      In each case the Borrower and the Parent agree to deliver the number of copies requested by the Agent.

      The obligations to deliver the documents described in paragraphs (c), (d),
      (e), (f) and (i) above, insofar as they relate to the Parent or the Group (other than the Borrower's Group), do not apply if, in the period to which those documents relate (or would relate if they existed), (i) all of the Parent's Subsidiaries are members of the Borrower's Group and (ii) the Parent has no business other than that of holding shares in the Borrower.

17.2  GAAP

      The Borrower confirms and agrees that all financial statements to which Clause 17.1 applies will be prepared in accordance with applicable law and Generally Accepted Accounting Principles consistently applied except to the extent that the accompanying notes provide a description of a different treatment.

17.3  REQUESTS

      The Agent may request any Company to deliver to the Agent information about it or its assets, business or financial condition or any other matter. Each Company agrees to deliver promptly to the Agent the information reasonably requested. No Company will be obliged to deliver any information under this sub-clause if that delivery is prohibited by law or by direction of H.M. Government.

17.4  TERMINATION EVENTS AND OTHER EVENTS

      The Borrower agrees to notify the Agent promptly of:

      (A) the occurrence of a Termination Event or Potential Termination Event upon becoming aware of such occurrence;

      (B) any events or developments that would be reasonably likely to result in the termination of, or any material amendment to, the Transmission

           Agreement or any licence, consent or authorisation required for the purposes of the Transmission Business, upon becoming aware of the same;

      (C) any proposal to amend or waive any Material Contract (save for minor amendments); and

      (D) the occurrence of any event of default or put event under the Bonds upon becoming aware of such occurrence.

17.5  OTHER INFORMATION

      Each of the Parent and the Borrower agrees to deliver to the Agent (to the extent not already delivered under this Agreement):

      (A) all information provided to any shareholder in the Parent in its capacity as such; and

      (B) all information provided to any holder of the Bonds in its capacity as such.

17.6  CHANGE OF ACCOUNTING TREATMENT

      (A) This sub-clause applies if there is a change in the manner in which the financial statements of a Company or of the Group are prepared or in the accounting principles or standards applied in the preparation of those accounts.

      (B) If this sub-clause applies or will apply the Borrower agrees to notify the Agent. The Borrower and the Agent will then negotiate in good faith with a view to making any necessary changes to this Agreement to reflect the change described in paragraph (A). Neither party is bound to continue the negotiations after the date 30 days after the Agent receives the Borrower's notice.

      (C) If this sub-clause applies, and agreement is not reached under paragraph (B) above, the Borrower agrees to deliver, with each set of financial statements delivered to the Agent, a reconciliation (audited in the case of audited financial statements). This reconciliation will show the amounts utilised for the purposes of computations required for the purposes of this Agreement as they would have been if no change had occurred. The amounts in this reconciliation will then be used for computations required for the purposes of this Agreement instead of the corresponding amounts in the financial statements delivered under Clause 17.1.

18.   FINANCIAL COVENANTS

18.1  DEFINITIONS

      (A)  In this Agreement:

           "BORROWER'S GROUP" means:

           (i)    if the Borrower has no Subsidiaries, the Borrower; and

           (ii) if the Borrower has Subsidiaries, the Borrower and its Subsidiaries taken as a whole.

           "DEBT COVERAGE" for a period means the ratio of Financial Indebtedness at the end of that period to EBITDA for that period. For this purpose, amounts outstanding under the Revolving Facility drawn as Advances to finance the Borrower's working capital requirements (up to an aggregate maximum of (Pounds)10,000,000) will, to the extent otherwise included, be deducted from Financial Indebtedness.

           "EBITDA" for any period means the profit of the Borrower's Group for that period:

           (i) before taking into account all Extraordinary Items (whether positive or negative) but after taking into account all Exceptional Items (whether positive or negative);

           (ii) before deducting tax, including advance corporation tax, mainstream corporation tax and their equivalents in any relevant jurisdiction;

           (iii) before deducting amortisation of any goodwill arising from the acquisition of the Transmission Business and the amortisation of any acquisition costs (to the extent these are capitalised);

           (iv) before deducting any costs incurred in relation to the acquisition of the Transmission Business (to the extent that these are expensed);

           (v) before taking into account Interest accrued, whether or not paid, deferred or capitalised during that period;

           (vi) after deducting any gain, and adding back any loss, relative to book value arising on the sale, lease or other disposal of any asset during that period and after deducting any gain, and adding back any loss, arising on revaluation of any asset during that period, in each case to the extent that it would otherwise be taken into account;

           (vii)  before deducting depreciation;

           (viii) before deducting any Exceptional Items in relation to provisions made for any reorganisation resulting from the acquisition of the Transmission Business and made within 18 months of the Completion Date.

           "EXCEPTIONAL ITEMS" has the meaning given to it in FRS 3 issued by the Accounting Standards Board, but excluding any Extraordinary Items.

           "EXCESS CASH FLOW" for any financial year (the "CURRENT FINANCIAL YEAR" means EBITDA for the current financial year:

           (i) plus all non-cash charges deducted in establishing EBITDA for the current financial year, unless those non-cash charges are provisions for cash expenditure due to be made in the next financial year;

           (ii) plus any non-cash charges deducted in establishing EBITDA for the previous financial year which were provisions for cash expenditure in the current financial year, but where that cash expenditure was not made in the current financial year;

           (iii) plus the amount of any tax rebate or credit in respect of any advance corporation tax, mainstream corporation tax or withholding tax or their equivalents in any relevant jurisdiction actually received in cash by any member of the Borrower's Group during the current financial year;

           (iv) minus the Net Disposal Proceeds received during the current financial year to the extent applied in (or reserved for) prepayment of the Loan pursuant to Clause 9.2;

           (v)    minus Net Cash Interest for the current financial year;

           (vi) minus all advance corporation tax, mainstream corporation tax and withholding tax or their equivalent in any relevant jurisdiction actually paid or falling due for payment during the current financial year (but excluding any amount paid in the current financial year which was included in the Excess Cash Flow computation for a previous financial year because it fell due in that previous financial year);

           (vii) minus the aggregate principal amount of Indebtedness for Borrowed Money (other than of a revolving nature) falling due for repayment in the current financial year;

           (viii) minus all capital expenditure to the extent financed from operating income and not funded from new equity or borrowing.

           "EXTRAORDINARY ITEMS" has the meaning given to it in FRS 3 issued by the Accounting Standards Board, and includes those items listed in paragraph 20 thereof.

           "FINANCIAL INDEBTEDNESS" on any date means the amount of Indebtedness for Borrowed Money of the Borrower's Group on that date. For this purpose:

           (i) any amounts under paragraph (E) of the definition of "Indebtedness for Borrowed Money" in Clause 1.1 will be excluded;

           (ii) only the principal element of obligations (accounted for as such in accordance with Generally Accepted Accounting Principles) in respect of any finance lease to which a member of the Borrower's Group is a party as lessee will be taken into account under paragraph (F) of that definition;

           (iii)  no amount of Interest will be included; and

           (iv) no amount outstanding under the Subordinated Loan Agreement will be included.

           "INTEREST" means interest and amounts in the nature of interest.

           "NET CASH INTEREST" for any period means the Interest due and payable during that period as an obligation of any member of the Borrower's Group (whether or not paid or capitalised during or deferred for payment after such period), but adjusted to take account of:

           (i) any amount receivable or payable during that period by any member of the Borrower's Group (after deducting all taxes applicable to that Interest receivable) under interest rate or currency hedging agreements or instruments; and

           (ii) any amount constituting Interest receivable during that period by any member of the Borrower's Group (after deducting all taxes applicable thereto) in respect of any investment, deposit or loan, in either case under which all parties are in compliance with their material obligations.

           "TANGIBLE NET WORTH" means at any time the amount (including share premium amount) paid up or credited as paid on the issued share capital of the Borrower:

           (i) plus the principal amount outstanding under the Subordinated Loan Agreement;

           (ii) plus the amount standing to the credit, or minus the amount standing to the debit, of the capital and revenue reserves of the Borrower;

           (iii) plus any amount standing to the credit and minus any amount standing to the debit of the profit and loss account of the Borrower;

           (iv) minus any amount attributable to goodwill or any other intangible asset;

           (v) minus any amount attributable to a revaluation of assets after the Completion Date;

           (vi)  minus, to the extent included in reserves, deferred taxation.

           "TOTAL INTEREST PAYABLE" for any period means the Interest due and payable during that period as an obligation of any member of the Borrower's Group, adjusted to take account of any amount constituting Interest receivable or payable during that period by any member of the Borrower's Group (after deducting all taxes applicable to that Interest receivable) under interest rate and/or currency hedging agreements or instruments under which all parties are in compliance with their material obligations.

      (B)  (i)   All the terms defined in paragraph (A) are to be determined in accordance with the Generally Accepted Accounting Principles and are to be computed from:

                 (a) the financial statements of the Borrower (if the Borrower has no Subsidiaries); or

                 (b) the consolidated financial statements of the Borrower and its Subsidiaries (if the Borrower has Subsidiaries),
                 in each case, delivered pursuant to Clause 17.1.

           (ii) For the purposes of Clause 18.1 no item shall be deducted or credited more than once in any calculation.

18.2  FINANCIAL COVENANTS

      The Borrower agrees to ensure that the following financial covenants are complied with:

      (A) The ratio of EBITDA to Total Interest Payable, computed on the basis of the aggregate EBITDA and aggregate Total Interest Payable for the last four Quarters (or the number of Quarters ending on or after 31 March 1997 if there have not been four complete Quarters since the Completion Date) and tested each Quarter, is not to be less than:

           Quarter ending                         Required Ratio
           --------------                         --------------
           31 December 1997                       2.00 : 1

           31 March 1998                          2.00 : 1

           30 June 1998                           2.00 : 1

           30 September 1998                      2.00 : 1

           31 December 1998                       2.25 : 1

           31 March 1999                          2.25 : 1

           30 June 1999                           2.50 : 1

           30 September 1999                      2.50 : 1

           31 December 1999                       2.50 : 1

           31 March 2000                          2.50 : 1

           30 June 2000                           2.50 : 1

           30 September 2000                      2.50 : 1

           31 December 2000                       2.50 : 1

           31 March 2001                          3.00 : 1

           30 June 2001                           3.00 : 1

           30 September 2001                      3.00 : 1

           31 December 2001                       3.00 : 1

           31 March 2002                          3.50 : 1

      (B) Debt Coverage computed on the basis of the aggregate EBITDA for the last four Quarters (or the number of Quarters ending on or after 31 March 1997 if there have not been four complete Quarters since the Completion Date, in which case the aggregate EBITDA will be grossed up to produce an annual figure) and tested each Quarter (using the amount of Financial Indebtedness on the last day of that Quarter), is not to be more than:

          Quarter ending                     Required Ratio
          --------------                     --------------
          30 September 1997                  6.00 : 1
          31 December 1997                   6.00 : 1
          31 March 1998                      6.00 : 1
          30 June 1998                       6.00 : 1
          30 September 1998                  5.50 : 1
          31 December 1998                   5.50 : 1
          31 March 1999                      5.00 : 1
          30 June 1999                       5.00 : 1
          30 September 1999                  4.50 : 1
          31 December 1999                   4.50 : 1
          31 March 2000                      4.50 : 1
          30 June 2000                       4.50 : 1
          30 September 2000                  4.00 : 1
          31 December 2000                   4.00 : 1
          31 March 2001                      3.50 : 1
          30 June 2001                       3.50 : 1
          30 September 2001                  3.50 : 1
          31 December 2001                   3.50 : 1
          31 March 2002                      3.50 : 1

     (C) Tangible Net Worth tested at the end of each Quarter is not to be less than:

          Quarter ending                     Required amount
          --------------                     ---------------
                                                 (Pounds)
                                                 --------
          31 December 1997                   46,000,000
          31 March 1998                      46,000,000
          30 June 1998                       46,000,000
          30 September 1998                  46,000,000

          Quarter ending                     Required amount
          --------------                     ---------------
                                                 (Pounds)
                                                 --------
          31 December 1998                   47,500,000
          31 March 1999                      47,500,000
          30 June 1999                       47,500,000
          30 September 1999                  47,500,000
          31 December 1999                   50,000,000
          31 March 2000                      50,000,000
          30 June 2000                       50,000,000
          30 September 2000                  50,000,000
          31 December 2000                   55,000,000
          31 March 2001                      55,000,000
          30 June 2001                       55,000,000
          30 September 2001                  55,000,000
          31 December 2001                   60,000,000
          31 March 2002                      60,000,000


19.  GENERAL COVENANTS

19.1 COVENANTS

     Each Company (or, if the relevant paragraph so provides, the Borrower) agrees that, unless otherwise agreed by the Agent (acting on the instructions of an Instructing Group):

     (A) RANKING OF OBLIGATIONS: It will ensure that its obligations under this Agreement are at all times secured by the Charges to which it is a party.

     (B) COMPLIANCE: It will exercise its rights and perform its obligations under the Financing Documents without contravention of applicable laws. If approvals are required to do this it will obtain and maintain them and will comply with their terms. It will also make any necessary filings in respect of the Financing Documents unless these are required to be, or are, made by another person.

     (C) NEGATIVE PLEDGE: It will not create or allow to exist any Security over any of its assets. This prohibition does not, however, apply to the following:

          (i)   Security created by the Charges.

          (ii) Liens or rights of set-off arising in the ordinary course of trading or by operation of law.

          (iii) Title retention or hire purchase arrangements in respect of goods. These arrangements must arise in the ordinary course of trading and on customary terms.

          The exceptions in sub-paragraphs (ii) and (iii) do not permit any Security to be created over the Borrower's rights under the Transmission Agreement. This paragraph applies to the Parent to the extent only that it relates to the shares which the Parent holds in the Borrower.

     (D) DISPOSAL OF ASSETS: It will not dispose of any of its assets. This does not apply to disposals:

          (i)   on an arm's length basis;

          (ii)  of obsolete or unused assets or as waste; or

          (iii) between the Borrower and any Guarantor (which is a wholly-owned member of the Borrower's Group) or between Guarantors (each of which is a wholly-owned member of the Borrower's Group).

          No disposal of any of the Borrower's rights under the Transmission Agreement may be made by virtue of any of sub-paragraphs (i), (ii) or
          (iii). In addition, a disposal is only permitted under sub-paragraphs
          (i), (ii) or (iii) if the Borrower will be able to carry on the Transmission Business substantially as before. For this purpose the Agent is entitled to rely on a certificate from the Borrower (signed by a director of the Borrower) to this effect.

          For the purposes of this paragraph, the grant of a lease or licence (other than a lease or licence given as part of a site sharing arrangement in the ordinary course of business) is treated as a disposal. Any disposal which would otherwise be permitted under sub-paragraph (iii) above is not permitted to the extent that each of the following applies:

               (a) the Net Disposal Proceeds of any disposal of that asset by the acquiror would not, by reason of applicable law, be capable of being made available to the Borrower for the purposes of making a Disposal Prepayment which would otherwise be payable under Clause 9.2 as a result of that disposal by the acquiror, and

               (b) at the time of the original disposal to the acquiror any Company was aware or should have been aware that the Net Disposal Proceeds would not be available to the Borrower for the purpose of making that Disposal Prepayment.

          This paragraph does not apply to the Parent, who may dispose of its assets as it sees fit.

     (E) COMPLIANCE WITH LAWS: It will comply with all applicable laws and regulations, and the terms of all permits, authorisations and licences. This paragraph includes, amongst other things, compliance with environmental laws, regulations, permits, authorisations and licences. If there is a breach of such a permit, authorisation or licence, but that breach is capable of remedy and the permit, authorisation or licence has not been terminated or revoked, there will not be a breach of this paragraph. This paragraph does not apply to the Parent.

     (F) INSURANCE: It will maintain insurance relating to its assets and activities against those risks and at those levels which are consistent with the insurance maintained by similar businesses. It also agrees to provide to the Agent evidence of all insurance arranged. This paragraph does not apply to the Parent.

     (G) MAINTENANCE OF REPRESENTATIONS: It will take all steps necessary to ensure that those representations in Clause 16.1 which are deemed to be repeated by reason of clause 16.2 remain true and correct when so deemed to be repeated.

     (H) AGREEMENTS WITH RELATED PARTIES: It will ensure that all agreements between it and any member of the Equity Consortium or any other shareholder of the Parent or any member of the Group are on an arm's length basis on commercial terms (other than agreements with the Borrower or wholly-owned Subsidiaries of the Borrower which have become Guarantors in accordance with Clause 19.1(W)). This paragraph does not apply to the Parent.

     (I) ENFORCEMENT OF MATERIAL CONTRACTS: It will ensure that all material rights under all Material Contracts are enforced in accordance with their terms.

     (J) PERFORMANCE OF MATERIAL CONTRACTS: It will perform its obligations under Material Contracts in all material respects in accordance with their terms. Defaults under the Transmission Agreement giving rise to charges of service credits under the Transmission Agreement of less than (Pounds)500,000 per annum are to be treated as not material.

     (K) BORROWINGS: It will not have any Indebtedness for Borrowed Money, or issue any guarantees, indemnities or other similar assurances (each being for the purposes of this paragraph a "GUARANTEE"), except:

          (i) amounts due under: (a) this Agreement; and (b) the Overdraft Facilities (as long as the amount outstanding does not exceed (Pounds)2,500,000);

          (ii) amounts due under finance leases where the aggregate principal elements of obligations in respect of those leases does not exceed (Pounds)2,500,000 in aggregate;

          (iii)  guarantees of the Borrower's obligations under this Agreement;

          (iv) amounts borrowed by the Borrower or a Guarantor (which is a wholly-owned member of the Borrower's Group) from a Guarantor (which is a wholly-owned member of the Borrower's Group) or from the Borrower;

          (v) guarantees by the Borrower or a Guarantor (which is wholly-owned member of the Borrower's Group) of obligations (which are not prohibited by the terms of the Financing Documents) of a Guarantor (which is a wholly-owned member of the Borrower's Group) or of the Borrower;

          (vi) amounts due in respect of finance provided by suppliers of goods and services in the ordinary course of business and not exceeding (Pounds)1,000,000 in aggregate;

          (vii) amounts due from the Borrower to the Parent under the Subordinated Loan Agreement;

          (viii) guarantees of CT Finance's obligations under the Bonds. This applies to guarantees relating to the first issue of bonds under the Bonds. It does not apply to guarantees relating to any issue of further or other bonds;

          (ix) amounts due from the Borrower to CT Finance under the Inter-Company Loan Agreement; and

          (x) guarantees of other amounts not exceeding (Pounds)500,000 in aggregate at any one time.

     This paragraph does not apply to the Parent, who may have Indebtedness for Borrowed Money, or issue guarantees, as it sees fit.

     (L) ACQUISITIONS: It will not acquire any business or make any investment in any company. This paragraph does not, however, prohibit any of the following:

          (i) Acquisitions of businesses related to the Transmission Business to the extent that the aggregate purchase prices do not exceed an amount equal to the cumulative balance of Excess Cash Flow since the Completion Date less the aggregate amount of other acquisitions permitted by virtue of this sub-paragraph (i).

          (ii) Acquisitions of businesses related to the Transmission Business to the extent that the cumulative aggregate of the purchase prices of these acquisitions over the life of the Revolving Facility does not exceed (Pounds)20,000,000.

          (iii)  The acquisition by the Borrower of CT Finance.

          This paragraph does not apply to the Parent, who may acquire businesses or make investments in companies as it sees fit.

     (M) INVESTMENTS: It will not invest any surplus cash other than in cash deposits with UK clearing banks or in cash equivalent investments. For the purpose of this paragraph "CASH EQUIVALENT INVESTMENTS" means investments in:

          (i) marketable obligations of or guaranteed by any of the United Kingdom, the Republic of France or the United States of America or issued by an agency of any thereof and backed by any of the same;

          (ii) certificates of deposit, notes and acceptances issued by banks which are authorised institutions under the Banking Act 1987 or which are European authorised institutions under the Banking Coordination (Second Council Directive) Regulations 1992 and which are entitled to accept deposits in the United Kingdom or by building societies under the Building Societies Act 1986, so long as such bank or building society's long term senior debt immediately prior to the making of such an investment is rated not less than A- by Standard & Poor's Corporation or not less than A3 by Moody's Investors Services Inc., or (where a bank or building society is rated by both Standard & Poor's Corporation and by Moody's Investors Services Inc.) is rated not less than A-by Standard & Poor's Corporation and not less than A3 by Moody's Investors Services Inc.;

          (iii) commercial paper with not more than 187 days to maturity provided that immediately prior to the making of such an investment the issuer (or guarantor) of the commercial paper is rated for short term obligations not less than A1 by Standard & Poor's Corporation or not less than P1 by Moody's Investors Services, Inc., or (where a bank or building society is rated by both Standard & Poor's Corporation and by Moody's Investors Services Inc.) is rated not less than A1 by Standard & Poor's Corporation and not less than P1 by Moody's Investors Services Inc.; or

          (iv) any Indebtedness for Borrowed Money issued by persons with a rating of A+ or higher by Standard & Poor's Corporation or A1 or higher by Moody's Investors Services Inc.,

          provided that any investment made pursuant to sub-paragraphs (ii),
          (iii) and (iv) above in or guaranteed by a single bank, building society or other body corporate in excess of (Pounds)2,500,000 shall not be permitted.

     (N)  LOANS:  It will not provide loans or other credit, other than:

          (i)    normal trade credit;

          (ii)   loans not exceeding (Pounds)500,000 in aggregate; and

          (iii) loans to the Borrower or a Guarantor (which is a wholly-owned member of the Borrower's Group) permitted by Clause 19.1(K).

          This paragraph does not apply to the Parent, who may provide loans or other credit as it sees fit.

     (O) TREASURY TRANSACTIONS: It will not enter into any interest rate swap, cap, ceiling, collar or floor or any swap, future or option in relation to currency or equity or any commodity contract or option (in any of these cases, whether over the counter or exchange traded) or any similar treasury transaction, other than:

          (i) spot foreign exchange contracts entered into in the ordinary course of business (other than for speculative purposes); and

          (ii) the hedging of actual or projected foreign exchange exposures arising in the ordinary course of its business.

          Where a Company enters into one of the transactions permitted by sub-paragraphs (i) or (ii) it will provide details of that transaction to the Agent as soon as reasonably practicable. No details need be provided, however, of any transaction involving a notional or actual principal amount of less than (Pounds)10,000,000.

          This paragraph does not apply to the Parent, who may enter into treasury transactions as it sees fit.

     The Borrower agrees that, unless otherwise agreed by the Agent (acting on the instructions of an Instructing Group):

     (P) CARRY ON BUSINESS: It will carry on the Transmission Business. This business will be conducted in accordance with applicable law.

     (Q)  [deleted]

     (R) INTELLECTUAL PROPERTY: It will maintain all intellectual property rights required for the purposes of the Transmission Business in all appropriate jurisdictions.

     (S) DISTRIBUTION: It will not make any Distribution, and it will not pay any amounts in respect of interest or principal under the Subordinated Loan Agreement.

     (T) CHANGE OF BUSINESS: It will not change the nature of its business or, taken as a whole, that of its Subsidiaries.

     (U) ACCOUNTING REFERENCE DATE: Its first accounting reference date is or will be 8 November, 1997. Its next accounting reference date will be 31 December, 1997. Thereafter it will retain 31 December as its accounting reference date and will make no change to the duration of any of its financial years.

     (V) SERVICE CONTRACT: It will use all reasonable endeavours to enter within thirty days of the Completion Date into a service contract with Alan Rees in a form reasonably satisfactory to the Agent.

     (W) SUBSIDIARIES: It will ensure that each of its Subsidiaries becomes a guarantor of amounts due under this Agreement. When a company needs to be a Guarantor for the purposes of this paragraph the Borrower agrees to ensure that:

          (i) that company duly executes and delivers an Additional Guarantor Agreement substantially in the form set out in Schedule 6 (and for this purpose the Borrower is authorised to execute the Additional Guarantor Agreement on behalf of each Company);

          (ii) that company duly executes a document of a type described in paragraphs (C) or (D) of the definition of "Charges" in Clause 1.1; and

          (iii) there is delivered to the Agent evidence reasonably satisfactory to the Agent that the Additional Guarantor Agreement and the document referred to in sub-paragraph (ii) above are valid and binding on that Company and (in the case of the document referred to in sub-paragraph (ii) above) creates first ranking security (subject to Security permitted under Clause 19.1(C)(ii) and (iii)). This evidence may include items equivalent to those described in paragraphs 4, 5 and 6 of
                 Schedule 3.

          Each of the requirements in sub-paragraphs (i), (ii) and (iii) above must be satisfied within 30 days of a company becoming a Subsidiary of the Borrower. The obligations contained in this paragraph do not apply to CT Finance or to any Subsidiary of the Borrower whose sole business is to hold and administer pension funds on behalf of the employees of companies in the Group.

     The Parent agrees that, unless otherwise agreed by the Agent (acting on the instructions of an Instructing Group):

     (X) BORROWER AS A SUBSIDIARY: It will ensure that the Borrower remains its wholly-owned Subsidiary .

     (Y) FULLY PAID SHARES: It will ensure that all shares owned by it or by any member of the Borrower's Group in all its Subsidiaries are charged to the Agent and that all those shares are fully paid, have no liability attaching to the holder and, as against the Agent upon enforcement of the Charges, are free from any restriction on transfer and any rights of pre-emption. It will also ensure that the share certificates for all those shares are delivered to the Agent as soon as reasonably practicable after the relevant company obtains possession of those share certificates in its name or in the name of its nominee.

     Each of the Borrower and the Parent agrees that, unless otherwise agreed by the Agent (acting on the instructions of an Instructing Group):

     (Z) SUBORDINATED LOAN AGREEMENT: It will not amend or waive any term of the Subordinated Loan Agreement. This paragraph does not, however, prohibit an increase in the principal amount available to the Borrower under the Subordinated Loan Agreement.

     The Borrower agrees that, unless otherwise agreed by the Agent (acting on the instructions of an Instructing Group):

     (AA) BONDS:  It will procure that:

          (i) (save for the correction of typographical inconsistencies or manifest errors) the terms and conditions of the Bonds are not amended or waived in any way at the request of CT Finance (or any other member of the Group); and

          (ii) CT Finance's obligations under the Bonds are not defeased to any other person, and no other person is substituted for or assumes the obligations of CT Finance in respect of the Bonds.

     (BB) CT FINANCE AS SUBSIDIARY: It will ensure that CT Finance remains its wholly-owned Subsidiary.

     (CC) INTER-COMPANY LOAN AGREEMENT:  It will procure that:

          (i) the terms of Inter-Company Loan Agreement are not amended or waived in any way;

          (ii) (save, in the case of the Borrower, for the Charges) neither party to the Inter-Company Loan Agreement assigns its rights or novates its rights and obligations under the Inter-Company Loan Agreement; and

          (iii) no payment is made under the Inter-Company Loan Agreement which is greater, or is made earlier, than is required to be made under the terms of the Inter-Company Loan Agreement.

19.2 DURATION OF COVENANTS

     The obligations under this Clause and Clauses 17 and 18 will cease to have effect when the Revolving Facility has ceased to be available and there are no amounts outstanding under the Revolving Facility.

20.  TERMINATION EVENTS

20.1 TERMINATION EVENTS

     Each of the following is a Termination Event:

     (A) NON-PAYMENT: A Company fails to pay an amount due under a Financing Document unless the reason for the failure is technical or administrative. In that case there will be a Termination Event only if that amount is not paid by that or any other Company within 3 Business Days of the due date.

     (B) OTHER DEFAULTS: A Company fails to perform any of its other obligations under a Financing Document. There will not, however, be a Termination Event under this paragraph if the failure is capable of remedy and is cured within 14 days of the Borrower becoming aware of the failure.

     (C) UNTRUE REPRESENTATIONS: Any statement made, or deemed repeated, in a Financing Document or in any document delivered by a Company under a Financing Document is untrue or misleading when that statement is made.

     (D) CROSS DEFAULT: Any Indebtedness for Borrowed Money of a Company other than under a Financing Document:

          (i) is not paid or repaid when due for payment or repayment or within any applicable grace period; or

          (ii) is, or becomes capable of being, declared due and payable before its stated date of payment in accordance with its terms and by reason of an event of default (however described).

          There will not be a Termination Event under this paragraph unless the aggregate amount of the Indebtedness for Borrowed Money to which (i) or (ii) applies exceeds (Pounds)500,000.

     (E) INSOLVENCY AND REORGANISATION: Any procedure is commenced with a view to the winding-up or re-organisation of a Company or with a view to the appointment of an administrator, receiver or trustee in bankruptcy in relation to a Company or any of its assets. This procedure may be a court procedure or any other step which under applicable law is a possible means of achieving any of those results. It will not be a Termination Event, however, if any procedure is commenced with a view to the insolvent winding-up of a Company and this procedure is contested in good faith and dismissed within 28 days of its commencement.

     (F) ENFORCEMENT OF SECURITY: The holder of any Security over any of a Company's assets commences the enforcement of that Security in accordance with its terms. This will not be a Termination Event if the aggregate amount secured by the Security is (Pounds)100,000 or less.

     (G) ATTACHMENT OR DISTRESS: Any assets of a Company are subject to attachment, sequestration, execution or any similar process in respect of Indebtedness for Borrowed Money of more than (Pounds)100,000.

     (H)  INABILITY TO PAY DEBTS:  A Company:

          (i) is unable to pay its debts as they fall due within the meaning of section 123(1) of the Insolvency Act 1986 unless, in the case of section 123(1)(a) only, a statutory notice has been withdrawn, stayed or dismissed within 21 days;

          (ii) admits its inability to pay its debts as and when they fall due or seeks a composition or arrangement with its creditors or any class of them; or

          (iii)  suspends payments of its debts as they fall due,

          or the value of the assets of a Company is less than the amount of its liabilities, taking into account its contingent and prospective liabilities at their valued amounts, calculated in accordance with Generally Accepted Accounting Principles.

     (I) INSOLVENCY EQUIVALENCE: Anything analogous to any of the events described in paragraphs (E) to (H) (inclusive) occurs in any relevant jurisdiction.

     (J) UNLAWFULNESS OR REPUDIATION: It is unlawful for a Company to comply with, or it repudiates, its material obligations under a Transaction Document.

     (K) CESSATION OF BUSINESS: The Borrower ceases or threatens to cease to carry on a material part of the Transmission Business, or any member of the Borrower's Group ceases or threatens to cease to carry on any other material business operated by the Borrower's Group (taken as a whole).

     (L)  CHANGE OF CONTROL:  Any event or circumstance described in Clause
          13.5.1 of the Transmission Agreement occurs and subsists as a result of which the BBC is entitled to terminate the Transmission Agreement (in the agreed form and whether or not it exercises its rights to terminate) by virtue of Clause 13.5.1 of the Transmission Agreement. For the purposes of this paragraph (save where sub-paragraph (iii) applies) any amendment made to the Transmission Agreement or the Commitment Agreement (as defined in the Share Sale Agreement), and any waiver or consent granted by the BBC, will be disregarded. However, there will not be a Termination Event under this paragraph in any of the following cases:

          (i)    If all the Lenders have given their prior written consent.

          (ii) If the event or circumstance is a flotation of shares as described in Clause 9.3(B).

          (iii)  If:

                 (a) the BBC is not entitled to terminate the Transmission Agreement by virtue of that event or circumstance because the Transmission Agreement or the Commitment Agreement (as defined in the Share Sale Agreement) has been amended from the agreed form or the BBC has granted a waiver or consent; an d

                 (b) the Agent (acting on the instructions of an Instructing Group) has given its prior written consent.

     (M)  MATERIAL ADVERSE CHANGE: Either of the following occurs:-

          (i) There is a change in financial condition of the Borrower or (taken as a whole) the Parent and the Borrower's Group having a material adverse impact on the Borrower's or (taken as a whole) the Guarantors' ability to perform its or their payment obligations under the Financing Documents since the last date as at which each of the covenants in Clause 18.2 were measured. The assessment of whether the change in financial condition is material will be measured against the covenants tested on that date.

          (ii) An event or circumstance occurs and is continuing affecting the business or operations of the Borrower and (taken as a whole) the Parent and the Borrower's Group and having a material adverse impact on the Borrower's or (taken as a whole) the Guarantors' ability to perform its or their payment obligations under the Financing Documents. The assessment of whether there has been a material adverse impact will be measured against the business or operations of the Borrower and (taken as a whole) the Parent and the Borrower's Group on the Completion Date after the acquisition of the Transmission Business.

     (N) LITIGATION: A Company is involved in litigation which is reasonably likely to have an unfavourable outcome materially adversely affecting the Borrower's or, taken as a whole, the Guarantors' ability to perform its or their obligations under the Financing Documents or, in the case of the Borrower, to perform its material obligations under the Transmission Agreement.

     (O) FAILURE OF PURPOSE: The Borrower cannot use the proceeds of the Revolving Facility for the purposes described in Clause 22.

     (P) ILLEGALITY OR TERMINATION OF THE TRANSMISSION AGREEMENT: The Transmission Agreement is terminated or ceases to be in full force and effect or it becomes illegal for the BBC to perform its obligations under the Transmission Agreement.

     (Q) DEFAULT BY THE BBC: The BBC is due to pay, but has not paid, amounts under the Transmission Agreement in an aggregate amount exceeding the default limit applying at that time. The "DEFAULT LIMIT" is initially (Pounds)4,000,000 outstanding any one time and will be adjusted in accordance with Schedule 2 of the Transmission Agreement. The Agent may rely on a certificate of the Borrower as to the prevailing default limit.

     (R) FORCE MAJEURE: Any event or circumstances constituting a "Force Majeure" (as defined in the Transmission Agreement) occurs. This will only be a Termination Event if it has a material adverse impact on the ability of the Borrower or, taken as a whole, the Guarantors to perform its or their payment obligations under the Financing Documents.

     (S) BONDS: The Bonds are redeemed or repurchased in whole or in part at any time prior to their final maturity for any reason. This does not apply to redemptions or repurchases of part where that part, when aggregated with any other such redemptions or repurchases, amounts to not more than (Pounds)500,000 in principal amount.

20.2 CONSEQUENCES OF A TERMINATION EVENT

     If a Termination Event occurs and is continuing the Agent may by notice to the Borrower:

     (A)  cancel the Revolving Facility; or

     (B)  demand immediate repayment of the Loan,

     or both. The Agent agrees to deliver a notice under this sub-clause if an Instructing Group instructs the Agent to do so. In the case of cancellation the Lenders will be under no further obligation to make an Advance. In the case of a demand for repayment the Borrower agrees to pay the Lenders in accordance with the notice.

20.3 INDEMNITY

     If there is a Termination Event the Borrower agrees to reimburse the Agent and each Lender for the losses and expenses the Agent or that Lender incurs, or will incur, as a result. Clause 10.7 also applies.

20.4 CURRENCY INDEMNITY

     This sub-clause applies where a payment due by a Company under or in connection with a Financing Document is made in a currency other than pounds. To the extent that the amount received, when converted into pounds, is less than the amount due the Borrower agrees to reimburse the person entitled to the payment for the difference. For the purposes of the computation of this amount that person will apply to the amount received a rate of exchange prevailing on the date of receipt. If, however, that person is unable to use the amount received to buy pounds on the date of receipt, the rate of exchange prevailing on the first date on which that person could buy pounds will be used instead. The obligation in this sub-clause is a separate and independent obligation.

                           PART VII : MISCELLANEOUS

21.  THE AGENT AND THE CO-ARRANGERS

21.1 APPOINTMENT

     The Agent is appointed as an agent by each Lender. The Agent is not acting as agent of any Company under this Agreement except for the limited purpose of signing Substitution Certificates in accordance with Clause 24.3.

21.2 AUTHORITY

     The Agent is authorised to exercise the rights, powers, discretions and duties which are specified by the Financing Documents. The Agent may also act in a manner reasonably incidental to these matters.

21.3 DUTIES

     In addition to the obligations of the Agent set out elsewhere in the Financing Documents the Agent agrees as follows:

     (A) NOTICES: The Agent will as soon as reasonably practicable notify each Lender of the contents of each notice received from a Company under the terms of a Financing Document. If the notice only affects particular Lenders the Agent may elect to notify only those Lenders, in which case it will do so as soon as reasonably practicable.

     (B) OTHER DOCUMENTS: When a Company delivers to the Agent any other document required to be delivered under a Financing Document the Agent will as soon as reasonably practicable provide a copy to each Lender. The Borrower agrees to reimburse the Agent for the costs of preparing any copies required for this purpose.

     (C) TERMINATION EVENTS: The Agent will notify each Lender of any Termination Event or Potential Termination Event. This obligation will not arise, however, until the Agent receives express notice with reasonable supporting evidence of the Termination Event or Potential Termination Event. Until this time the Agent is entitled to assume that there is no Termination Event or Potential Termination Event. The Agent is not required to make inquiries. Information referred to in Clause 2111 does not have to be disclosed under this sub-clause.

     (D) INFORMATION: The Agent will request the Borrower to deliver to the Agent under Clause 173 any information reasonably requested by a Lender.

21.4 POWERS

     In addition to the powers of the Agent set out elsewhere in the Financing Documents the Agent has the following powers:

     (A) PROFESSIONAL ADVISERS: The Agent may instruct professional advisers to provide advice in connection with the Revolving Facility.

     (B) AUTHORITY FROM INSTRUCTING GROUP: The Agent may take any action which is not inconsistent with the Financing Documents and which is authorised by an Instructing Group.

     (C) VIEWS OF INSTRUCTING GROUP: In exercising any of its rights, powers or discretions the Agent may seek the views of an Instructing Group. If it exercises those rights, powers or discretions in accordance with those views the Agent will incur no liability.

     (D) PROCEEDINGS: The Agent may institute legal proceedings against a Company in the name of those Lenders which authorise it to take those proceedings.

     (E) COMPLIANCE WITH LAW: The Agent may take any action necessary for it to comply with applicable laws.

     (F) OVERDRAFTS: The Agent may sign any Overdraft Bank Agreement and the Subordinated Loan Agreement.

     The Agent is not required to exercise any of these powers and will incur no liability if it fails to do so. In the context of legal proceedings the Agent may decline to take any step until it has received indemnities or security satisfactory to it.

21.5 RELIANCE

     The Agent is entitled to rely upon each of the following:

     (A)  Advice received from professional advisers.

     (B) A certificate of fact received from a Company and signed by an Authorised Person.

     (C)  Any communication or document believed by the Agent to be genuine.

     The Agent will not be liable for any of the consequences of relying on these items.

21.6 EXTENT OF AGENT'S DUTIES

     (A) NO OTHER DUTIES: The Agent has no obligations or duties other than those expressly set out in the Financing Documents and the Overdraft Bank Agreements.

     (B) ILLEGALITY AND LIABILITY: The Agent is not obliged to do anything which is illegal or which may expose it to liability to any person.

     (C) NOT TRUSTEE: The Agent is not acting as a trustee for any purpose in connection with this Agreement, except for its role described in Clause 21.13, 21.14 and 21.15, and as described in the Overdraft Bank Agreements.

21.7   RESPONSIBILITY OF THE LENDERS

       Each Lender is responsible for its own decision to become involved in the Revolving Facility and its decision to take or not take action under the Revolving Facility. It should make its own credit appraisal of each Company and the terms of the Revolving Facility. Neither the Agent nor either of the Co-arrangers makes any representation that any information provided to a Lender before or after the date of this Agreement is true. Accordingly each Lender should take whatever action it believes is necessary to verify that information. In addition neither the Agent nor either Co-arranger is responsible for the legality, validity or adequacy of any Financing Document or the efficacy of the Security under the Charges. Each Lender will satisfy itself on these issues.

21.8   LIMITATION OF LIABILITY

       (A) AGENT: The Agent will not be liable to the Lenders for any action or non-action under or in connection with the Financing Documents unless caused by its gross negligence or willful misconduct.

       (B) DIRECTORS, EMPLOYEES AND AGENTS: No director, employee or agent of the Agent will be liable to a Lender or a Company in relation to the Financing Documents. Each Lender and each Company agrees not to seek to impose this liability upon them.

21.9   BUSINESS OF THE AGENT

       Despite its role as agent of the Lenders the Agent may:

       (A) participate as a Lender in the Revolving Facility or as an Overdraft Bank,

       (B)  carry on all types of business with any Company, and

       (C) act as agent for other groups of lenders to any Company or other borrowers.

21.10  INDEMNITY

       Each Lender agrees to reimburse the Agent for all losses and expenses incurred by the Agent as a result of its appointment as Agent or arising from its activities as Agent. These losses and expenses will take into account amounts reimbursed to the Agent by the Borrower. The liability of each Lender under this sub-clause will be limited to the share of the total losses and expenses which corresponds to that Lender's share of the Available Revolving Facility Commitments or, if an Advance has been made and is outstanding, the Loan. If the losses or expenses are attributable to an activity of the Agent which relates to only some of the Lenders the Agent may instead notify the Lenders of a different sharing arrangement. In this case the limit of liability of a Lender under this sub-clause will be determined by the Agent. The Lenders are not liable for losses and expenses arising from the gross negligence or willful misconduct of the Agent.

21.11  CONFIDENTIAL INFORMATION

       The Agent is not required to disclose to the Lenders any information:

       (A)  which is not received by it in its capacity as Agent, or

       (B)  which it receives, with its consent, on a confidential basis.

21.12  RESIGNATION AND REMOVAL

       The Agent may resign by giving notice to the Borrower and the Lenders. The Agent may be removed by notice given by an Instructing Group to the Agent and the Borrower. In either event the following apply:

       (A) APPOINTMENT BY INSTRUCTING GROUP: An Instructing Group may appoint a new Agent after consultation with the Borrower.

       (B) APPOINTMENT BY THE RESIGNING AGENT: If the Agent has resigned and the Instructing Group has not appointed a new Agent within 30 days after the resigning Agent's notice, the resigning Agent may appoint a new Agent after consultation with the Borrower.

       (C) MODE OF APPOINTMENT: A new Agent will be appointed by notice to the Borrower and the Lenders. A new Agent cannot be appointed without its consent.

       (D) TIMING OF APPOINTMENT: If the Agent has resigned, the new Agent will become Agent at a time agreed between the new Agent and the resigning Agent. If no time is agreed the new Agent will become Agent 10 Business Days after the notice referred to in paragraph ((C)). Any resignation or removal of the Agent will not be effective until a new Agent has been appointed and accepted its appointment.

       (E) EFFECT OF APPOINTMENT: Upon a new Agent becoming Agent the resigning/removed Agent will cease to be Agent. Accordingly it will be discharged from its obligations and duties as Agent. It will, however, continue to be able to rely on the terms of this Clause in respect of all matters relating to the period of its appointment. The new Agent will assume the role of Agent. It will have all the rights, powers, discretions and duties of the Agent provided for in this Agreement.

       (F) TRANSITION: The resigning/removed Agent and the new Agent agree to co-operate to ensure an orderly transition. The resigning/removed Agent agrees to deliver or make available to the new Agent all records, files and information held by it as Agent. This obligation will not require the resigning/removed Agent to disclose any confidential information. the resigning/removed Agent also agrees to transfer the benefit of the Charges, and all rights relating to the Charges, to the new Agent. The Borrower agrees to co-operate, to the extent reasonably necessary, with this transfer. If required by the new Agent the Borrower agrees to execute new Charges in favour of the new Agent on identical terms as the then existing Charges.

21.13  OBLIGATION TO PAY TO THE AGENT

       Each Company agrees to pay to the Agent on demand each amount due and payable by that Company to a Lender under any of the Financing Documents. This obligation will be satisfied to the extent that the amount is paid to the Lender in accordance with Clause 11.2. It does not affect the rights of the

       Lender or the obligation of the Company to the Lender. A payment of an amount under this sub-clause will, however, satisfy that Company's obligation to pay that amount to the Lender.

21.14  HOLDING AS SECURITY TRUSTEE

       The Agent agrees that it holds the benefit of:

       (A)  Clause 21.13; and

       (B)  the Charges and all Security arising from the Charges,

       as trustee on behalf of:

            (i)  the Lenders; and

            (ii)  each Overdraft Bank.

       All the Agent's rights and claims arising under the items mentioned in paragraphs (A) and (B) are vested in it on this basis.

21.15  SECURITY

       (A)  PERFECTION OF SECURITY AND TITLE:  The Agent:

            (i) is not liable for any failure, omission or defect in perfecting the Security constituted by any Charge;

            (ii) may accept without enquiry the title to the property over which
                 Security is intended to be created by any Charge.

       (B) CUSTODY: The Agent is not under any obligation to hold any title deeds, security documents or any other documents in connection with the property charged by any Charge or to take any steps to protect or preserve these documents. The Agent may permit a Company to retain all these documents in its possession or may deposit them with a nominee or custodian. This paragraph does not apply to documents held in relation to a legal mortgage over, or over an interest in, real property or shares.

21.16  THE CO-ARRANGERS

       The Co-arrangers have no continuing role in connection with the Revolving Facility and are not liable in respect of any matter concerning the Revolving Facility. They are not the agents for any Lender.

22.    EVIDENCE AND CERTIFICATES

22.1   EVIDENCE OF DEBT

       The Agent will maintain in its books an account showing all liabilities accrued and payments made in relation to the Financing Documents. Details of amounts outstanding recorded in this account will be evidence of each Company's obligations unless there is shown to be an error.

22.2 CERTIFICATES

     Each certificate delivered under this Agreement must contain reasonable detail of the matters being certified. Certificates delivered by the Agent or a Lender will be evidence unless there is shown to be an obvious error.

23.  NOTICES

23.1 NATURE OF NOTICES

     No notice delivered by a Company under this Agreement may be withdrawn or revoked. Each notice delivered by a Company must be unconditional. It must also be signed by an Authorised Person.

23.2 DELIVERY OF NOTICES

     A notice under this Agreement will only be effective if it is in writing and is received. Telexes and faxes are permitted.

23.3 NOTICES THROUGH THE AGENT

     Each notice from a Company or a Lender will be delivered to the Agent. The Agent agrees to pass on the details of notices received by it to the appropriate recipient as soon as reasonably practicable.

23.4 ADDRESS DETAILS

     Notices will be delivered to the address of the intended recipient as set out on the signature page. A Company or a Lender may change its address details by notice to the Agent. The Agent may change its address details by notice to each Company and each Lender.

24.  ASSIGNMENT AND NOVATION

24.1 COMPANY

     The rights of a Company under this Agreement are personal to it. Accordingly they are not capable of assignment.

24.2 ASSIGNMENT BY A LENDER

     A Lender may assign in whole or in part its rights under this Agreement if
     (i) at the same time the proposed assignee assumes the whole or (as the case may be) the relevant part of the Lender's obligations under this Agreement to the satisfaction (acting reasonably) of the Agent and the Borrower and (ii) it obtains the written consent of the Borrower in advance. The Borrower agrees that it will not unreasonably withhold this consent. If the Borrower does not reply to a written request for consent within 10 Business Days it will be treated as having given its consent. No consent is required where the assignment:

     (A)  is to another Lender;

     (B)  is to an affiliate or Subsidiary or Holding Company of the assignor;

     (C)  occurs when there is an outstanding Termination Event; or

     (D)  is part of the syndication process arranged by the Co-arrangers.

     The principal amount to be assigned must equal or exceed the minimum assignment amount described in Clause 24.7 and following the assignment each Lender must satisfy the minimum hold requirement described in Clause
     24.6. Neither the Agent nor any Lender will be obliged to treat any person to whom a Lender makes an assignment as an assignee until that person agrees to pay to the Agent the fee mentioned in Clause 24.3((C)). The restrictions on minimum assignment amounts and minimum hold requirements described in this sub-clause do not apply to assignments by a Lender to an affiliate, Subsidiary or Holding Company of that Lender (as long as they are not granted in contemplation of that affiliate, Subsidiary or Holding Company ceasing to be an affiliate, Subsidiary or Holding Company of that Lender). Any subsequent assignee of that affiliate, Subsidiary or Holding Company must satisfy the minimum hold requirements of Clause 246. The restriction on minimum assignment amounts does not apply to assignments by a Lender to another Lender.

24.3 NOVATION BY A LENDER

     A Lender (the "EXISTING LENDER") may be released from its obligations and surrender its rights under this Agreement to the extent that exactly corresponding obligations and rights are assumed by another lender (the "NEW LENDER") in accordance with the following:

     (A) The principal amount to be novated must equal or exceed the minimum novation amount described in Clause 24.7 and following the novation each Lender must satisfy the minimum hold requirement described in Clause 24.6. The restrictions on minimum novation amounts and minimum hold requirements described in this paragraph (A) do not apply to novations by a Lender to an affiliate, Subsidiary or Holding Company of that Lender (as long as they are not granted in contemplation of that affiliate, Subsidiary or Holding Company ceasing to be an affiliate, Subsidiary or Holding Company of that Lender). Any subsequent novatee of that affiliate, Subsidiary or Holding Company must satisfy the minimum hold requirements of Clause 246. The restriction on minimum novation amounts does not apply to novations by a Lender to another Lender.

     (B) The Existing Lender must obtain the prior written consent of the Borrower to the proposed novation. The Borrower agrees that it will not unreasonably withhold this consent. If the Borrower does not reply to a written request for consent within 10 Business Days it will be treated as having given its consent. No consent is required where the novation:

          (i)  is to another Lender;

          (ii) is to an affiliate or Subsidiary or Holding Company of the assignor;

          (iii)  occurs when there is an outstanding Termination Event; or

          (iv) is part of the syndication process arranged by the Co-arrangers.

     (C) Once the Borrower's written consent is obtained (or treated as obtained), the Existing Lender will deliver to the Agent a Substitution Certificate. This must be signed by both the Existing Lender and the New Lender and be properly completed. It must have attached to it the Borrower's consent. Alternatively it must have attached to it the Existing Lender's request for a consent and a certificate of an officer of the Existing Lender to the effect that such request was received by the Borrower and that no reply was received within 10 Business Days. The Existing Lender will also arrange for the payment of a processing fee to the Agent. The amount of this fee is (Pounds)750 (plus any reasonable expenses) unless the Agent has notified the Lenders of a different amount which has been agreed with an Instructing Group. No fee is payable where the novation is part of the syndication process arranged by the Co-arrangers.

     (D) The Agent will sign the Substitution Certificate no later than 5 Business Days after its receipt and the payment of the processing fee. This signature will be made on behalf of the other Lenders and the Companies as well as itself. Each Lender and each Company irrevocably authorises the Agent to sign in this manner.

     (E) The Substitution Certificate will take effect on the date it specifies. On this date:

          (i) The Existing Lender is released from its obligations and surrenders its rights to the extent described in the Certificate.

          (ii) The New Lender assumes obligations and rights exactly corresponding to those released and surrendered by the Existing Lender.

          The Revolving Facility Commitment of the Existing Lender will be reduced accordingly and the New Lender will assume a Revolving Facility Commitment of the amount of the corresponding reduction.

24.4 DISCLOSURE OF INFORMATION

     A Lender may disclose to an assignee or New Lender, or to a proposed assignee or New Lender, any information received by the Lender under or in connection with the Financing Documents, including a copy of each of those documents. A Lender may not disclose this information to any of these persons unless that person has executed a confidentiality undertaking substantially in the form set out in Schedule 7.

24.5 LIMITATION ON CERTAIN OBLIGATIONS OF BORROWER

     This sub-clause applies to any novation or assignment by a Lender and any change of office through which a Lender is acting. If, at the time it is effected, circumstances exist which would oblige the Borrower to pay to the New Lender, assignee or Lender under Clause 10 any sum in excess of the sum (if any) which it would have been obliged to pay to the Existing Lender, assignor or that Lender under Clause 10 in the absence of that novation, assignment or change, the Borrower shall not be obliged to pay that excess.

24.6 MINIMUM HOLD REQUIREMENT

     The minimum hold requirement described in this Clause is as follows. In respect of each Lender, that Lender's Revolving Facility Commitment or, if its Revolving Facility Commitment is zero, the amount of that Lender's participation in the Loan (the "ACTUAL PARTICIPATION") must be at least the required amount. For this purpose the required amount is determined as follows:

                              8,000,000
                           R=-----------x TAP
                              64,000,000

          where:

          R   = the required amount in pounds

          TAP = the aggregate Actual Participations for all the Lenders

24.7 MINIMUM ASSIGNMENT AMOUNT AND MINIMUM NOVATION AMOUNT

     Each of the minimum assignment amount and the minimum novation amount described in this Clause is determined as follows:

          MA  = R
                -
                2

          where:

          MA = the minimum assignment amount or, as the case may be, the minimum novation amount

          R   =  the required amount, determined in accordance with Clause 24.6

24.8 NO SUB-PARTICIPATIONS

     Each Lender agrees that it will not sub-participate its participation in the Loan. This prohibition does not apply to sub-participations granted to:-

     (A) an affiliate or Subsidiary or Holding Company of that Lender (as long as they are not granted in contemplation of that affiliate, Subsidiary or Holding Company ceasing to be an affiliate, Subsidiary or Holding Company of that Lender); or

     (B)  another Lender.

25.  WAIVERS, AMENDMENTS AND RELEASES OF SECURITY

25.1 WRITING REQUIRED

     A waiver or amendment of a term of this Agreement will only be effective if it is in writing.

25.2 AUTHORITY OF THE AGENT

     If authorised by an Instructing Group the Agent may grant waivers and agree amendments of any Financing Document with any Company. These waivers and amendments will be granted on behalf of the Lenders and be binding on all of them, including those which were not part of the Instructing Group.
     This sub-clause does not authorise the Agent to grant any waiver or agree any amendment affecting any of the following:

     (A)  The identity of any Company.

     (B)  The amount of the Revolving Facility.

     (C)  The amount or method of calculation of interest or commitment fee.

     (D) The manner, currency or timing of repayment of the Loan or of the payment of any other amount.

     (E)  The definition of "Facility Termination Date".

     (F)  The definition of "Instructing Group".

     (G)  The obligations of the Lenders.

     (H) Any requirement (including the one in this sub-clause) that all the Lenders or a certain proportion of them consent to a matter or deliver a notice.

     (I)  Clauses 3, 13 or 24.1.

     (J) Subject to Clause 253, the release of any Security constituted by the Charges.

     Waivers or amendments affecting these matters require the consent of all Lenders.

25.3 RELEASE OF SECURITY FOR PERMITTED DISPOSALS

     The Agent is authorised by the Lenders to effect the release of any Security constituted by the Charges over any assets which are disposed of by a Company as permitted by Clause 19.1(D).

25.4 EXPENSES

     The Borrower agrees to reimburse the Agent and each Lender for the expenses they incur as a result of any proposal made by the Borrower to waive or amend a term of this Agreement or to release any Security.

26.  MISCELLANEOUS

26.1 EXERCISE OF RIGHTS

     If the Agent or a Lender does not exercise a right or power when it is able to do so this will not prevent it exercising that right or power. When it does exercise a right or power it may do so again in the same or a different manner. The Agent's and the Lenders' rights and remedies under this Agreement are in addition to any other rights and remedies they may have. Those other rights and remedies are not affected by this Agreement.

26.2 COUNTERPARTS

     There may be several signed copies of this Agreement. There is intended to be a single Agreement and each signed copy is a counterpart of that Agreement.

27.  LAW

     This Agreement is to be governed by and construed in accordance with English law.

                                  SCHEDULE 1:
                            LENDERS AND COMMITMENTS

                LENDER                          REVOLVING FACILITY
                ------
                                                    COMMITMENT
                                                -------------------
                                                     (Pounds)
Credit Suisse First Boston                              32,000,000

Morgan Guaranty Trust Company of New                    32,000,000
New York
                                                ------------------
                                                (Pounds)64,000,000

                                  SCHEDULE 2:
                                  COSTS RATE

1.   DEFINITIONS

     In this Schedule:

     "COSTS PERIOD" means a period for which interest is being computed under this Agreement. If this period is longer than 3 months it will be divided by the Agent into successive Costs Periods of no longer than 3 months.

     "DETERMINATION DAY" means the first day of a Costs Period.

     "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" have the meanings given to them for Bank of England purposes.

2.   CALCULATION OF THE COSTS RATE

     On each Determination Day the Agent will calculate the Costs Rate for the Costs Period starting on that day as follows:

                               R = CL + D(L - B) + S(L - I)
                                   ------------------------
                                       100 - (C + S)
     where:

     R    is the Costs Rate, expressed as a rate per annum, for that Costs
          Period.

     C is the percentage of the Agent's Eligible Liabilities which the Agent is required to maintain as non-interest bearing cash deposits with the Bank of England.

     L is the percentage rate per annum at which sterling deposits are offered to the Agent by prime banks in the London inter-bank market at or about 11.00 a.m. on the Determination Day.

     D is the percentage of the Agent's Eligible Liabilities which the Agent is required to maintain as secured deposits with certain financial institutions. This percentage is to be treated as 5% unless the Agent reasonably determines that there is evidence that the percentage should have a different value.

     B is the lower of L and the best percentage rate per annum offered to the Agent in the London Discount Market for callable deposits in sterling for the Costs Period at or about 11.00 a.m. on the Determination Date.

     S is the percentage of the Agent's Eligible Liabilities which the Agent is required to maintain as Special Deposits with the Bank of England.

     I is the lower of L and the rate of interest, expressed as a percentage rate per annum, paid by the Bank of England on Special Deposits.

     Percentages will be entered in the formula as absolute numbers. The result of the application of the formula will be rounded upwards to four decimal places. If the formula produces a negative additional percentage, the additional percentage will be taken as zero. The calculations made by the Agent will be conclusive and binding in the absence of obvious error.

3.   CHANGE OF REQUIREMENTS

     The Agent may amend or replace the formula if it ceases to reflect accurately the costs banks carrying on business in London would incur in making the Revolving Facility available to the Borrower. An amended or replacement formula will take effect in accordance with the terms of a notice given by the Agent to the Borrower.

                                  SCHEDULE 3:
             CONDITIONS PRECEDENT TO DRAWING ON THE COMPLETION DATE

1. A copy of the Memorandum and Articles of Association of the Borrower in the agreed form. This copy must be certified by a director or the secretary of the Borrower to be complete, up-to-date and in full force and effect.

2. A copy of a resolution of the board of directors of the Borrower approving the Facilities and the acquisition of the Transmission Business, authorising the signature and delivery of the Financing Documents to which it is a party and approving the borrowing of the aggregate Available Commitments. The resolution must also appoint persons to sign notices on behalf of the Borrower under the Financing Documents to which it is a party. The copy must be certified by a director or the secretary of the Borrower to be a true copy of duly passed resolutions each of which is in full force and effect.

3. Specimen signatures of all persons authorised by the resolutions referred to in paragraph 2 above. These signatures must be certified by a director or the secretary of the Borrower to be genuine.

4. A copy of the Memorandum and Articles of Association of the Parent in the agreed form. This copy must be certified by a director or the secretary of the Parent to be complete, up-to-date and in full force and effect.

5. A copy of a resolution of the board of directors of the Parent approving the Guarantee and the acquisition of the Borrower and authorising the signature and delivery of this Agreement and the Share Sale Agreement. The copy must be certified by a director or the secretary of the Guarantor to be a true copy of a duly passed resolution which is in full force and effect.

6. A legal opinion from Slaughter and May, English legal advisers to the Agent, substantially in the form set out in Schedule 11.

7. Evidence that the Parent has received (in a closing account with the Agent) not less than (Pounds)102,200,000, representing the net cash proceeds of an equity subscription made in or to the Parent by the Equity Consortium on the terms and conditions of the Shareholders Agreement.

8. A certificate of a director of the Borrower to the effect that Completion (as defined in the Share Sale Agreement) has occurred in accordance with the Share Sale Agreement and that the share transfers and certificates are held in escrow in accordance with Clause 5.2.1 of the Share Sale Agreement.

9. A letter in the agreed form from the Group's insurance brokers to the Agent confirming that the insurance arrangements required by the Transaction Documents are in place with respect to the Transmission Business and the Borrower's operations and assets.

10. Property Title Report and Certificates, and the Supplemental Certificate in respect thereof, from Linklaters & Paines on material properties addressed to the Agent, in the agreed form.

11. Evidence that the following documents have been signed in agreed form and copies delivered to the Agent prior to the making of the initial Advance:

     (a)  Share Sale Agreement;

     (b)  Shareholders' Agreement;

     (c) Fee Letters from Co-Arrangers and Agent, each counter-signed by the Borrower;

     (d) Charges specified in sub-paragraphs (A) and (B) of the definition of "Charges" in Clause 1.1;

     (e)  Transmission Agreement;

     (f)  Transfer Scheme;

     (g)  NTL Site Sharing Agreement;

     (h)  Contracts for Services;

     (i)  Commitment Agreement (as defined in the Share Sale Agreement); and

     (j)  Subordinated Loan Agreement.

12. Share certificates in respect of all the issued share capital in the Borrower, and blank stock transfer forms duly executed by the Parent in respect of those share certificates.

13. A copy of the share register of the Borrower showing the Parent as the registered holder of the entire issued share capital of the Borrower. This copy must be certified by a director or the secretary of the Borrower to be complete and up-to-date, as at the Completion Date.

14.  Completed Land Registry cover in respect of the properties listed in
     Schedule 1 of the debenture described in paragraph (A) of the definition of "Charges" in Clause 1.1.

15. Undertakings in the agreed form from Castle Tower Holding Corporation and TeleDiffusion de France International S.A. concerning continued ownership of their interest in the Parent.

16. The acknowledgement set out in Schedule 3 to the Charge specified in paragraph (A) of the definition of "Charges" in Clause 1.1, signed on behalf of the BBC.

17. Service contract relating to George Reese, in a form reasonably satisfactory to the Agent.

For the purposes of paragraphs 6, 12 and 13 it will be sufficient for the documents concerned to be held to the order of the Agent subject only to the release of the share certificates as described in Clause 5.2.1 of the Share Sale Agreement. This paragraph only applies, however, if the Agent receives evidence that at or before the time the Term Loan Advances are made the BBC will have received the portion of the Debt Repayment (as defined in the Share Sale Agreement) not provided by the Term Loan Advances.

                                  SCHEDULE 4:
                       FORM OF SUBSTITUTION CERTIFICATE

                     CASTLE TRANSMISSION INTERNATIONAL LTD

(Pounds)64,000,000 REVOLVING LOAN FACILITY UNDER LOAN AGREEMENT DATED
             28 FEBRUARY, 1997 (AND AMENDED [             ], 1997)

                           SUBSTITUTION CERTIFICATE

To:  [Name and address of the Agent]

This certificate is delivered to you for the purposes of Clause 24.3 of the Loan Agreement under which you are currently Agent.

     Name of Existing Lender:   ____________________________

     Name of New Lender:        ____________________________

     Details of substitution:

[Insert details distinguishing between undrawn commitment and participation in the Loan and other amounts due under the Revolving Facility]

     Date of effect of substitution:    ____________________

The substitution described above will take effect in accordance with Clause 24.3 of the Loan Agreement.

The Existing Lender and the New Lender agree as follows:

1. The New Lender is responsible for its own decision to become involved in the Revolving Facility. It should make its own credit appraisal of the Companies and the terms of the Revolving Facility. Neither the Existing Lender nor the Agent makes any representation that any information provided to the New Lender before or after the date of this certificate is true. Accordingly the New Lender should take whatever action it believes is necessary to verify that information. In addition neither the Existing Lender nor the Agent is responsible for the legality, validity or adequacy of the Loan Agreement. The New Lender will satisfy itself on these issues.

2. There is no obligation on the Existing Lender to accept any novation or assignment back of the rights and obligations referred to in this certificate. The Existing Lender accepts no obligation to indemnify the New Lender for any losses incurred as a result of a failure by the Borrower or any Guarantor to perform its obligations or for any other losses. The New Lender acknowledges this is the case.

The New Lender represents that each of the following is true:

(A) In respect of any payment of interest to be made to it, that New Lender was, at the date the principal amount on which that interest accrued was advanced, a bank for the purposes of section 349(3) of the Income and Corporation Taxes Act 1988.

(B) In respect of any payment of interest to be made to it, the person beneficially entitled to that payment of interest at the time it is paid is within the charge to United Kingdom corporation tax in respect of that interest.

(C) That Lender is a bank for the purposes of section 349(3) of the Income and Corporation Taxes Act 1988.

The above representations do not apply where the representations would be untrue as a result of a change in law or Inland Revenue concession or a change in the interpretation or application of law or Inland Revenue concession.

This certificate is to be governed by and construed in accordance with English law.

Existing Lender                              New Lender
---------------                              ----------

[Name of Existing Lender]                    [Name of New Lender]

By:                                          By:

Agent (on behalf of the other Lenders, the Companies and itself)
-----

[Name of Agent]

By:

Date:
----

Notice details for New Lender
(if it is not already a
Lender):

     Address:

     Fax Number:

     Telex Number:

     Attention:

                                  SCHEDULE 5:
                          FORM OF NOTICE FOR ADVANCES

To:       [Name of Agent]

          Attention: [      ]

From:  Castle Transmission International Ltd                Date: [           ]

Dear Sirs,

               (Pounds)64,000,000 REVOLVING LOAN FACILITY UNDER
               ------------------------------------------------
                    LOAN AGREEMENT DATED 28 FEBRUARY, 1997
                    --------------------------------------
                  (AND AMENDED [                     ], 1997)
                  -------------------------------------------

1. We refer to the above agreement between yourselves as Agent, us as Borrower and various other parties (the "Agreement"). Terms defined in the Agreement have the same meaning in this notice.

2.   We would like to draw an Advance of (Pounds)[            ] on [ date ].

3.   The Interest Period should be [     ] months./*/

4.   Please pay the above Advance to account number [           ] with
     [         ] in favour of ourselves.

5.   We confirm that, today and on the Advance Date:

     (a) the representations in Clause 16.1 of the Agreement (other than paragraphs (S), (T), (U) and (V)) are true, and

     (b) there is and will be no outstanding Termination Event or Potential Termination Event.

6.   The purpose of the Advance is [             ].

                               Yours faithfully,


                             for and on behalf of
                     Castle Transmission International Ltd

_______________________

/*/ [Note: any Interest Period commencing on a date within three months of the First Amendment Date (or, if earlier, the completion of initial syndication of the Revolving Facility) must be for a period of one month only].

                                  SCHEDULE 6:
                    FORM OF ADDITIONAL GUARANTOR AGREEMENT

                        ADDITIONAL GUARANTOR AGREEMENT
                        ------------------------------

DATE :

PARTIES

1.   [                   ], a company incorporated in [          ]
     (number [           ]), of [address] (the "NEW GUARANTOR")

2. CASTLE TRANSMISSION INTERNATIONAL LTD, a company incorporated in England (number 3196207) whose registered office is at Warwick Technology Park, Gallows Hill, Heathcote Lane, Warwick CV34 6TN, on its own behalf and on behalf of each of the existing Guarantors (each as defined in the Loan Agreement referred to below)

3. CREDIT SUISSE FIRST BOSTON (the "AGENT"), on its own behalf and on behalf of each of the Lenders (as defined in the Loan Agreement)

BACKGROUND

A Loan Agreement (the "LOAN AGREEMENT") was made on 28 February, 1997 (and
amended on [                        ], 1997) between (1) Castle Transmission
International Ltd as borrower, (2) Castle Transmission Services (Holdings) Ltd as guarantor, (3) the lenders named in the Loan Agreement, (4) Credit Suisse First Boston as Agent, (5) Credit Suisse First Boston as arranger and (6) J.P. Morgan Securities Ltd. as co-arranger. Under the terms of the Loan Agreement the Lenders agreed to provide to the Borrower a (Pounds)64,000,000 revolving loan facility.

Under Clause 19.1(W) of the Loan Agreement the New Guarantor needs to become a guarantor.

The parties agree as follows:

1.   INTERPRETATION

     Unless a contrary intention is indicated, words and expressions defined in the Loan Agreement will have the same meanings when used in this Agreement. References to the Loan Agreement are to that agreement as amended or supplemented.

2.   INCORPORATION OF ADDITIONAL GUARANTOR

     With effect from the date of this Agreement the New Guarantor will:

     (a) become a party to the Loan Agreement as if it had been an original signatory as a guarantor; and

     (b) become a "Guarantor" within the definition in Clause 1.1 of the Loan Agreement.

     The New Guarantor, each other Company, each Lender and the Agent agrees to be bound by the Loan Agreement on this basis.

3.   REPRESENTATIONS BY THE NEW GUARANTOR

     The New Guarantor confirms in respect of itself that the representations in Clause 16.1(A) to (L) inclusive of the Loan Agreement if stated at the date of this Agreement with reference to the New Guarantor and the facts subsisting on the date of this Agreement, are true.

4.   CONSTRUCTION

     This Agreement and the Loan Agreement will be read and construed as one document. References in the Loan Agreement to the Loan Agreement (however expressed) will be read and construed as references to the Loan Agreement and this Agreement.

5.   NOTICES

     The notice details of the New Guarantor for the purpose of Clause 23.4 are as follows:

     [                         ]

     Fax number:    [                   ]
     Telex number:    [                   ]
     Attention:    [                   ]

6.   LAW

     This Agreement is to be governed by and construed in accordance with English law. The New Guarantor intends to execute this Agreement as a deed and agrees to execute and deliver it as a deed. [Jurisdiction clause and appointment of agent for the service of process to be inserted in the case of a New Guarantor incorporated outside England.]

SIGNATURES

[Name of New Guarantor]
Executed as a deed by the signatures
of a director and the secretary or of
two directors of the company

By:                 (Director)

By:                 (Director/Secretary)

Castle Transmission International Ltd

By:


[Name of Agent]

By:

                                  SCHEDULE 7:
                      FORM OF CONFIDENTIALITY UNDERTAKING

            Castle Transmission International Ltd (the "BORROWER")


     (Pounds)64,000,000 REVOLVING LOAN FACILITY UNDER LOAN AGREEMENT DATED

       28 FEBRUARY, 1997 (AND AMENDED [                        ], 1997)

                          (THE "FACILITY AGREEMENT")

In connection with your interest in the (Pounds)64,000,000 Revolving Loan Facility for the Borrower (the "FACILITY") constituted by the Facility Agreement, you (the "RECIPIENT") may be provided with certain information and material by ourselves (being an existing lender (the "EXISTING LENDER") under the Facility.

The Recipient agrees with the Existing Lender (for itself and as trustee for the benefit of the Borrower) that:-

1. For the purposes of this confidentiality agreement, "CONFIDENTIAL INFORMATION" means all information disclosed by the Existing Lender (or any of its agents, representatives or advisers) concerning the Facility, the Borrower or any member of the group of companies of which the Borrower is a member. However, it does not include information which (i) is already in the Recipient's possession at the time of disclosure, or (ii) is at the time of its disclosure, or which later becomes, part of the public domain.

2. The Recipient will treat the Confidential Information, and the fact that negotiations are taking place, as confidential. The Recipient agrees to disclose the Confidential Information only to those of the Recipient's agents, representatives and advisers who need the Confidential Information for the purpose of evaluating the Facility. The Confidential Information shall not be used by any such person for any other purpose.

3. The Recipient will return (or, as regards Confidential Information disclosed to its agents, representatives and advisers, endeavour to return) the Confidential Information to the Existing Lender, without retaining any copies or summaries of it, promptly upon the written request of the Existing Lender. Alternatively the Recipient may promptly arrange for the destruction of the Confidential Information and supply written evidence to the Existing Lender of such destruction. However, to the extent that Confidential Information has been incorporated (either fully or partially) into analyses, compilations, studies or other documents prepared by the Recipient, the Recipient need not return or destroy that information provided that it treats that information as confidential in accordance with paragraph 2 above.

4. The Recipient (or any of its agents, representatives or advisers) may be required to disclose Confidential Information for the purposes of any judicial, administrative or governmental proceeding. In this case the Recipient will promptly notify the Existing Lender and the Borrower. However, if on legal advice the Recipient (or any of its agents, representatives or advisers) is compelled to make disclosure of Confidential Information or else stand liable for contempt or other censure or penalty, it is not under any obligation to delay disclosure (i) in order to notify the Existing Lender and the Borrower before disclosure, if giving that notice before disclosure is not practicable, or (ii) once it has notified the Existing Lender and the Borrower, for any reason whatever.

5. Any questions concerning the Confidential Information must be directed by the Recipient exclusively to the Existing Lender. The Recipient will not approach the Borrower or any member of its group without prior written consent of the Existing Lender.

6. The Recipient understands that the Existing Lender (and its agents, representatives or advisers) is not making any representation or warranty as to the accuracy or completeness of the Confidential Information, and neither, save to the extent set out in the Facility Agreement, is the Borrower or any other member of the group of companies of which the Borrower is a member. The Existing Lender (for itself and on behalf of its agents, representatives and advisers and, save to the extent set out in the Facility Agreement, the Borrower and the other members of the group of companies of which the Borrower is a member) disclaims any and all liability arising from the Recipient's use of the Confidential Information.

7. The obligations imposed on the parties under this confidentiality agreement will terminate on the date two years after the date on which the Recipient signs this confidentiality agreement below.

8. This confidentiality agreement shall be governed by and construed in accordance with English law, and the Recipient hereby irrevocably submits for the benefit of the Existing Lender and the Borrower and the other members of the group of companies of which the Borrower is a member to the jurisdiction of the courts of England in connection with any dispute related to or brought under it.



 ...............................................

For and on behalf of
[Existing Lender] (on its own
behalf and as trustee for the
benefit of the Borrower and the
other members of the group of
companies of which the
Borrower is a member)

 ...............................................
For and on behalf of
[Recipient]

Date .......................................

                                   SCHEDULE 8

                                   [Deleted]

                                   SCHEDULE 9

                                   [Deleted]

                                  SCHEDULE 10

                                   [Deleted]

                                 SCHEDULE 11:
                     FORM OF OPINION OF SLAUGHTER AND MAY

Credit Suisse First Boston,
Five Cabot Square,
London E14 4QR.                                        28th February, 1997


for itself as Agent and for the Lenders
(as defined in the Facility Agreement referred to below)

Dear Sirs,

INTRODUCTION
------------

1.   This opinion as to English law is addressed to you in connection with:-

     (A) the "FACILITY AGREEMENT", being the (Pounds)162,500,000 term and revolving loan facilities agreement dated 28th February, 1997 and made between (1) Castle Transmission Services Ltd. (the "Borrower"), (2) Castle Transmission Services (Holdings) Ltd. (the "Parent"), (3) the banks and financial institutions listed in Schedule 1 of the Facility Agreement (the "Lenders"), (4) Credit Suisse First Boston as arranger,
          (5) J.P. Morgan Securities Ltd. as co-arranger and (6) Credit Suisse First Boston as agent;

     (B) the "DEBENTURE", being the debenture creating fixed and floating charges as security in respect of the Facility Agreement dated 28th February, 1997 and made between (1) the Borrower, (2) the Parent (as guarantor) and (3) Credit Suisse First Boston (as trustee for the Lenders); and

     (C) the "DEPOSIT CHARGE", being the deposit agreement and charge on cash deposits dated 28th February, 1997 and made between (1) Credit Suisse First Boston (as trustee for the Lenders) and (2) the Borrower.

2. We have acted as English legal advisers on your behalf in connection with the Facility Agreement, the Debenture and the Deposit Charge.

3. We have not made any investigation of, and do not express any opinion on, the law of any jurisdiction other than England.

4. Terms and expressions defined in the Facility Agreement have the same meanings when used in this opinion.

DOCUMENTS AND INVESTIGATIONS
----------------------------

5.   For the purposes of this opinion, we have examined the following:

     (A) A signed copy of each of the Facility Agreement, the Debenture and the Deposit Charge.

     (B) A copy, certified by the company secretary of the Borrower to be a true, complete and up-to-date copy, of the Memorandum and Articles of Association of the Borrower.

     (C) A copy, certified by the company secretary of the Parent to be a true, complete and up-to-date copy, of the Memorandum and Articles of Association of the Parent

     (D) A copy, certified by the company secretary of the Borrower to be a true, complete and up-to-date copy, of resolutions of a meeting of the board of directors of the Borrower held on 28th February, 1997.

     (E) A copy, certified by the company secretary of the Parent to be a true, complete and up-to-date copy, of resolutions of a meeting of the board of directors of the Parent held on 28th February, 1997.

     (F) The entries shown on the microfiche (obtained by us from Companies House, London on 27th February, 1997) of the file of each of the Borrower and the Parent maintained at Companies House (the "MICROFICHE").

     (G) The certificates (the "SHARE CERTIFICATES") in respect of the shares (the "SHARES") in the Borrower.

ASSUMPTIONS
-----------

6.   We have assumed the following:-

     (A) (i) That the information disclosed by the Microfiche and by enquiries made by us on 27th February, 1997 of the Central Registry of Winding-up Petitions is accurate and complete, (ii) that the information has not since been altered or added to and (iii) that the Microfiche and such enquiries did not fail to disclose any information relevant for the purposes of this opinion.

     (B) That the board minutes examined by us truly record the proceedings described therein of a duly convened, constituted and conducted meeting of the board of directors of each of the Borrower and the Parent and that the resolutions passed and authorisations given thereat have not subsequently been amended, revoked or superseded.

     (C) That the statements made in each of the certificates of the Borrower's company secretary and the Parent's company secretary referred to in paragraph 5 above are accurate and complete.

     (D) That neither the Borrower nor the Parent has passed any voluntary winding up resolution, that no petition has been presented or order made by a court for the winding up, dissolution or administration of the Borrower or the Parent and that no receiver, administrative receiver, trustee, administrator or similar officer has been appointed in relation to the Borrower or the Parent or any of their assets or revenues.

     (E) That each of the parties (other than the Borrower and the Parent) to the Facility Agreement, the Debenture and the Deposit Charge has the capacity, power and authority to enter and perform those agreements.

     (F)  That all documents submitted to us as copies conform to the originals.

     (G)  That all signatures are genuine.

     (H) That each of the Facility Agreement, the Debenture and the Deposit Charge has been duly executed and delivered by each of the parties thereto.

     (I) That no law of any jurisdiction outside England would render such execution or delivery illegal or ineffective and that, in so far as any obligation under the Facility Agreement, the Debenture and the Deposit Charge falls to be performed in, or is otherwise subject to, any jurisdiction other than England, its performance will not be illegal or ineffective by virtue of the law of that jurisdiction.

     (J) That the Shares have been duly transferred by the BBC to the Parent and that the BBC was immediately before such transfer, and the Parent is immediately after such transfer, the absolute legal and beneficial owner of the Shares.

     (K) That the Share Certificates are the only certificates in respect of the Shares and that the Shares referred to in those Share Certificates represent the whole of the issued share capital of the Borrower.

     (L) That the Debenture and Deposit Charge will be delivered for registration with the Registrar of Companies in accordance with Chapter 1 of Part XII of the Companies Act as recommended in paragraph 8(A) below, and that the Debenture will be delivered for registration with H.M. Land Registry as recommended in paragraph 8(B) below.

     (M) That the execution and delivery of the Facility Agreement and the Debenture by the Parent are (i) in the furtherance of the objects authorised by the Parent's memorandum of association, and (ii) to the commercial advantage and in the interests of the Parent.
OPINION
-------

7. Based on and subject to the foregoing, and subject to the reservations mentioned below and to any matters not disclosed to us, we are of the opinion that:-

     (A) Each of the Borrower and the Parent is a limited liability company incorporated under English law and has the necessary corporate power to enter into and perform its obligations under the Facility Agreement, the Debenture and (as regards the Borrower) the Deposit Charge.

     (B) All necessary corporate action required to authorise the execution and delivery by the Borrower and the Parent of the Facility Agreement, the

          Debenture and (as regards the Borrower) the Deposit Charge has been taken.

     (C) The Facility Agreement, the Debenture and the Deposit Charge create valid and binding obligations of the Borrower and (as regards the Facility Agreement and the Debenture) the Parent under English law.

     (D)  The following security rights have, among others, been created:-

          (i)   a legal mortgage over each of the real properties described in
                Schedule 1 of the Debenture;

          (ii) an equitable fixed charge over the other real property of the Borrower and the Parent;

          (iii) an equitable fixed charge over the Shares;

          (iv) an equitable fixed charge over the Borrower's rights to payment under or in connection with the Transmission Agreement;

          (v) an equitable fixed charge over the sums standing from time to time to the credit of the Account (as defined in the Deposit Charge); and

          (vi) a floating charge over the undertaking, property and assets of the Borrower and the Parent.

     (E) It is not necessary, in order to ensure the validity of the Facility Agreement, the Debenture or the Deposit Charge or the effectiveness of the security referred to therein to obtain any authorisation, consent, approval, licence or permission of, or to effect any filing, declaration or registration with, any governmental authority of England, save as provided in paragraphs 8(A) and (B) below.

RESERVATIONS
------------

8.   Our reservations are as follows:-

     (A) A company registered under the Companies Act 1985 must, in order to ensure that certain classes of security over its assets are not rendered void against the liquidator or any creditor of the company, deliver the instrument creating or evidencing the security, together with the prescribed particulars thereof, to the Registrar of Companies for registration within 21 days after the creation of such security. Each of the Borrower and the Parent is registered under the Companies Act 1985. The classes of security which must be registered include a charge on land, a charge on book debts and a floating charge on the company's undertaking or property. In respect of a charge on shares, although the better view is that a fixed charge over shares is not included in the classes of security which must be registered, it is recommended that registration of such a charge should be effected because it could constitute a charge on book debts (namely the dividends arising under the shares).

     (B) Prior to the registration at HM Land Registry of a charge by way of legal mortgage created over property registered at HM Land Registry, that charge takes effect in equity only. In order that the mortgagee obtains the rights and powers of a legal mortgage, the charge would need to be delivered for registration at HM Land Registry, together with a duly completed application form and fee and the relevant land or charge certificate, and the mortgagee would need to be registered as proprietor of such charge.

     (C) Clause 5 of the Deposit Charge purports, inter alia, to create a charge over the Account (as defined in the Deposit Charge). In Re Charge Card Services Limited [1986] 3 All ER 289, (affirmed (obiter) by the Court of Appeal in BCCI No. 8 (Morris v. Agrichemicals Ltd.) [1996] 2 All ER 121), a first instance decision of the English courts, it was held that a charge in favour of a debtor of his indebtedness to the chargor is conceptually impossible. This decision is relevant in the context of the purported charge over the Account since the obligations in respect of the Account are owed to the Borrower by the Agent, the person in whose favour the charge is purported to be created.

          We have also been advised by Leading Counsel that there is a risk that the English courts may find that provisions such as Clause 3(A) of the Deposit Charge (which makes repayment of the sums standing to the credit of the Account conditional on the satisfaction by the Borrower of its obligations under the Facility Agreement) conflict with English public policy relating to the winding up of insolvent companies and accordingly that such provisions may be held to be invalid against a liquidator.

          However, based on views expressed to us by Leading Counsel, we would not expect an English court in the same proceedings to hold against the Agent on both the above issues (the logical course being to find in favour of the Agent on at least one of them), although there is no authority to this effect.

     (D) The security interest in the Shares constituted by the Debenture is not proposed to be perfected by the registration of the Shares in the name of the Agent or its nominee. That security interest therefore constitutes only an equitable charge and, as such, is not as favourable to the Agent or the Lenders as a perfected legal charge and suffers from the disadvantages inherent in equitable (as opposed to legal) charges. In particular, but without prejudice to the foregoing, such an equitable charge may be defeated if the Shares are disposed of to a person who acquires the legal title to the Shares in good faith for value without notice (actual or constructive) of the equitable charge. The risk of the above occurring is somewhat reduced so long as the Share Certificates are held by the Agent or a nominee of the Agent and replacement certificates therefor are not issued.

          We recommend, nonetheless, that the Shares are not registered in the name of the Agent or its nominee. If they were there is a risk that the Agent and the Lenders could be construed as being "connected" with the Parent for the purposes of Section 249 of the Insolvency Act 1986. This would have a number of disadvantageous consequences under that Act.

     (E) Floating charges are subject to a number of disadvantages which do not apply to fixed charges. In particular:

          (i) a floating charge created by a company within twelve months of the commencement of its winding up is, unless it is proved that the company is solvent immediately after the creation of the charge, invalid except to the amount of any cash paid to the company at the time of or subsequent to the creation of, and in consideration for, the floating charge together with interest thereon at a prescribed rate;

          (ii) a floating charge is, on enforcement, subject to the rights of, and accordingly ranks after, unsecured but statutorily preferred creditors such as the Inland Revenue; and

          (iii) a fixed charge created after the creation of, and over the same assets as, a floating charge may rank ahead of the floating charge unless the floating charge contains a prohibition on the creation of other charges ranking prior thereto or pari passu therewith and the holder of the fixed charge has actual notice of such prohibition at the time of taking his charge.

     (F) We express no opinion as to whether any of the charges created by the Debenture and the Deposit Charge will amount to fixed rather than floating charges. Despite being expressed in words which would suffice to create a fixed charge, an English court would treat security as a floating charge where effective control of the charged assets has not been transferred to the person holding the benefit of the security, for example where it appears that it was intended that the person granting the charge over the charged assets should have the licence to dispose of those charged assets in the ordinary course of its business.

     (G) We express no opinion as to the priority of the security interests under or referred to in the Debenture or the Deposit Charge, whether as regards other security that may already exist at the time of the creation of the relevant security interest under the Debenture or the Deposit Charge or as regards security that may be created thereafter. So far as the latter is concerned, English law is unclear as to priority where a subsequent charge is created and further advances are subsequently made in reliance of the prior charge.

     (H) We express no opinion as to the title of the Borrower or the Parent to the assets to be subject to the security created by the Debenture and the Deposit Charge. We would, however, refer you to the Report prepared by us dated 23rd January, 1997 in respect of the Certificate of Title issued by Linklaters & Paines, solicitors for the BBC, dated 27th September 1996 (as amended by the Supplemental Certificate dated 22nd January, 1997).
     (I) We express no opinion as to the efficacy of the Debenture in so far as it relates to assets which are situated or deemed to be situated outside England and Wales or are subject to any law other than English law. Furthermore, we have not made any investigation of the assets which are subject to the floating charges created by the Debenture and accordingly our opinions set out above must be read subject to any limitations or qualifications which may be necessary as a result of the nature of, or any matter relating to, such assets.

     (J) Rights and obligations under the Facility Agreement, the Debenture and the Deposit Charge will be subject to any law from time to time in force relating to insolvency, liquidation or administration or any other law or legal procedure affecting generally the enforcement of creditors' rights.

     (K) In so far as any obligation under the Facility Agreement, the Debenture or the Deposit Charge is to be performed in any jurisdiction other than England, an English court may have to have regard to the law of that jurisdiction in relation to the manner of performance and the steps to be taken in the event of non-performance or defective performance.

     (L) We express no opinion as to whether the equitable remedies of specific performance or injunctive relief would be available in respect of any obligation of the Borrower or the Parent. These remedies are subject to the discretion of the English courts.

     (M) We express no opinion as to the validity or binding effect of provisions set out in Clause 27 of the Debenture and Clause 17 of the
          Deposit Charge relating to invalidity and severability.   An English
          court would not give effect to such provisions if they would involve the courts making a new contract or would not accord with public policy.

     (N) We express no opinion as to the validity or the binding effect of the obligations as set out in Clause 12.1 of the Facility Agreement and Clause 25 of the Debenture which provide for the payment of interest on overdue amounts. An English court would not give effect to such provisions if it could be established that the amount expressed as being payable was such that such a clause was in the nature of a penalty (that is to say a requirement for a stipulated sum to be paid irrespective of, or necessarily greater than, the loss likely to be sustained).

     (O) There could be circumstances in which an English court would not treat as conclusive those certificates and determinations which the Facility Agreement and the Deposit Charge provide are to be conclusive, for example if it could be shown that a certificate or determination had an unreasonable or arbitrary basis or was not made in good faith.

     (P) We express no opinion on European Union law as it affects any jurisdiction other than England.

RELIANCE
--------

9. This opinion is addressed to you for your own benefit and as agent for and on behalf of the Lenders in connection with the Facility Agreement, the Debenture and the Deposit Charge. It may not be relied upon by any person other than yourselves or the Lenders or used for any other purpose and, without our prior written consent, neither its contents nor its existence may be disclosed to any other person.

                               Yours faithfully,

                                 SCHEDULE 12:
                        FORM OF OVERDRAFT BANK AGREEMENT

                            OVERDRAFT BANK AGREEMENT
                            ------------------------

DATE :

PARTIES

1.   [                                 ] of [
     ] (the "OVERDRAFT BANK")

2. CASTLE TRANSMISSION INTERNATIONAL LTD, a company incorporated in England (number 3196207) whose registered office is at Warwick Technology Park, Gallows Hill, Heathcote Lane, Warwick CV34 6TN, on its own behalf and on behalf of each of the existing Guarantors (each as defined in the Loan Agreement referred to below)

3. CREDIT SUISSE FIRST BOSTON (the "AGENT"), on its own behalf and on behalf of each of the Lenders (as defined in the Loan Agreement)

BACKGROUND

A Loan Agreement (the "LOAN AGREEMENT") was made on 28 February, 1997 (and
amended on [                       ], 1997) between (1) Castle Transmission
International Ltd as borrower, (2) Castle Transmission Services (Holdings) Ltd as guarantor, (3) the lenders named in the Loan Agreement, (4) Credit Suisse First Boston as Agent, (5) Credit Suisse First Boston as arranger and (6) J.P. Morgan Securities Ltd. as co-arranger. Under the terms of the Loan Agreement the Lenders agreed to provide to the Borrower a (Pounds)64,000,000 revolving loan facility.

The Overdraft Bank has provided overdraft facilities (the "OVERDRAFT FACILITIES") to the Borrower and wishes the Borrower's obligations under those Overdraft Facilities to be secured by the Charges.

The parties agree as follows:

1.   INTERPRETATION

     Unless a contrary intention is indicated, words and expressions defined in the Loan Agreement and which are not defined in this Agreement will have the same meanings when used in this Agreement. References to the Loan Agreement are to that agreement as amended or supplemented.

2.   UNDERTAKINGS OF THE OVERDRAFT BANK

     The Overdraft Bank agrees that:

     (A) The Overdraft Bank has delivered to the Agent a copy of the document (if any exists) describing the terms of the Overdraft Facilities.

     (B) The Overdraft Bank will notify the Agent of the termination or breach of the Overdraft Facilities (or any event which, upon the giving of notice, lapse of time or both would give cause for a termination of the Overdraft Facilities).

3.   SECURITY

     By virtue of the execution of this Agreement the amounts due by the Borrower under the Overdraft Facilities become secured under the Charges.
     Only a maximum of (Pounds)[       ]/1/ of the amount outstanding under the
     Overdraft Facilities will, however, rank equally with amounts outstanding under the Loan Agreement. The remainder, if any, will rank behind.

4.   THE AGENT

4.1  APPOINTMENT

     The Agent is appointed as an agent by the Overdraft Bank. The Agent is not acting as agent of any Company under this Agreement.

4.2  AUTHORITY

     The Agent is authorised to exercise the rights, powers, discretions and duties which are specified by the Financing Documents. The Agent may also act in a manner reasonably incidental to these matters.

4.3  DUTIES

     In addition to the obligations of the Agent set out elsewhere in the Financing Documents the Agent agrees as follows:

     (A) NOTICES: The Agent will as soon as reasonably practicable notify the Overdraft Bank of the contents of each notice received from a Company under the terms of a Financing Document. If the notice does not affect the Overdraft Bank the Agent may elect not to notify the Overdraft Bank.

     (B) OTHER DOCUMENTS: When a Company delivers to the Agent any other document required to be delivered under a Financing Document the Agent will as soon as reasonably practicable provide a copy to the Overdraft Bank. The Borrower agrees to reimburse the Agent for the costs of preparing any copies required for this purpose.

     (C) TERMINATION EVENTS: The Agent will notify the Overdraft Bank of any Termination Event or Potential Termination Event. This obligation will not arise, however, until the Agent receives express notice with reasonable supporting evidence of the Termination Event or Potential Termination Event. Until this time the Agent is entitled to assume that there is no Termination Event or Potential Termination Event. The Agent is not required to make inquiries. Information referred to in Clause 4.11 does not have to be disclosed under this sub-clause.

     The duties under this sub-clause will be discharged if the Agent performs the corresponding duties to the Overdraft Bank or its affiliate in is capacity as a Lender.

____________________

/1/ The aggregate maximum amount included in this space for all Overdraft Banks must not exceed (Pounds)2,500,000. See Clause 19.1(K)(i).

4.4  POWERS

     In addition to the powers of the Agent set out elsewhere in the Financing Documents the Agent has the following powers:

     (A) PROFESSIONAL ADVISERS: The Agent may instruct professional advisers to provide advice in connection with this Agreement and the Overdraft Facilities.

     (B) AUTHORITY FROM INSTRUCTING GROUP: The Agent may take any action which is not inconsistent with the Financing Documents and which is authorised by an Instructing Group.

     (C) VIEWS OF INSTRUCTING GROUP: In exercising any of its rights, powers or discretions the Agent may seek the views of an Instructing Group. If it exercises those rights, powers or discretions in accordance with those views the Agent will incur no liability.

     (D) PROCEEDINGS: The Agent may institute legal proceedings against a Company in the name of the Overdraft Bank if the Overdraft Bank authorises it to take those proceedings.

     (E) COMPLIANCE WITH LAW: The Agent may take any action necessary for it to comply with applicable laws.

     The Agent is not required to exercise any of these powers and will incur no liability if it fails to do so. In the context of legal proceedings the Agent may decline to take any step until it has received indemnities or security satisfactory to it.

4.5  RELIANCE

     The Agent is entitled to rely upon each of the following:

     (A) Advice received from professional advisers.

     (B) A certificate of fact received from a Company and signed by an Authorised Person.

     (C) Any communication or document believed by the Agent to be genuine.

     The Agent will not be liable for any of the consequences of relying on these items.

4.6  EXTENT OF AGENT'S DUTIES

     (A) NO OTHER DUTIES: The Agent has no obligations or duties other than those expressly set out in this Agreement, the Financing Documents and the other Overdraft Bank Agreements.

     (B) ILLEGALITY AND LIABILITY: The Agent is not obliged to do anything which is illegal or which may expose it to liability to any person.

     (C) NOT TRUSTEE: The Agent is not acting as a trustee for any purpose in connection with this Agreement, except for its role described in Clause 4.13, 4.14 and 4.15.

4.7  RESPONSIBILITY OF THE OVERDRAFT BANK

     The Overdraft Bank is responsible for its own decision to become involved in the Overdraft Facilities and its decision to take or not take action under the Overdraft Facilities. It should make its own credit appraisal of the Borrower and the terms of the Overdraft Facilities. The Agent makes no representation that any information provided to the Overdraft Bank before or after the date of this Agreement is true. Accordingly the Overdraft Bank should take whatever action it believes is necessary to verify that information. In addition the Agent is not responsible for the legality, validity or adequacy of any Financing Document or the efficacy of the Security under the Charges. The Overdraft Bank will satisfy itself on these issues.

4.8  LIMITATION OF LIABILITY

     (A) AGENT: The Agent will not be liable to the Overdraft Bank for any action or non-action under or in connection with the Financing Documents unless caused by its gross negligence or wilful misconduct.

     (B) DIRECTORS, EMPLOYEES AND AGENTS: No director, employee or agent of the Agent will be liable to the Overdraft Bank in relation to the Financing Documents. The Overdraft Bank agrees not to seek to impose this liability upon them.

4.9  BUSINESS OF THE AGENT

     Despite its role as agent of the Overdraft Bank the Agent may:

     (A) participate as a Lender in the Revolving Facility or as an Overdraft Bank,

     (B) carry on all types of business with any Company, and

     (C) act as agent for other groups of lenders to any Company or other borrowers.

4.10 INDEMNITY

     The Overdraft Bank agrees to reimburse the Agent for all losses and expenses incurred by the Agent as a result of its appointment as Agent or arising from its activities as Agent in relation to this Agreement. These losses and expenses will take into account amounts reimbursed to the Agent by the Borrower. The Overdraft Bank is not liable for losses and expenses arising from the gross negligence or wilful misconduct of the Agent.

4.11 CONFIDENTIAL INFORMATION

     The Agent is not required to disclose to the Overdraft Bank any information:

     (A) which is not received by it in its capacity as Agent, or

     (B) which it receives, with its consent, on a confidential basis.

4.12 RESIGNATION AND REMOVAL

     The Agent may resign or be removed in accordance with the terms of the Loan Agreement. In this case the Overdraft Bank agrees to co-operate, to the extent reasonably necessary, with the transfer of function to a new Agent.

4.13 OBLIGATION TO PAY TO THE AGENT

     The Borrower agrees to pay to the Agent on demand each amount due and payable by the Borrower to the Overdraft Bank under the Overdraft Facilities. This obligation will be satisfied to the extent that the amount is paid to the Overdraft Bank. It does not affect the rights of the Overdraft Bank or the obligations of the Borrower to the Overdraft Bank. A payment of an amount under this sub-clause will, however, satisfy the Borrower's obligation to pay that amount to the Overdraft Bank.

4.14 HOLDING AS SECURITY TRUSTEE

     The Agent agrees that it holds the benefit of:

     (A)  Clause 4.13; and

     (B)  the Charges and all Security arising from the Charges,

     as trustee on behalf of:

          (i)   the Lenders; and

          (ii)  each Overdraft Bank.

     All the Agent's rights and claims arising under the items mentioned in paragraphs (A) and (B) are vested in it on this basis.

4.15 SECURITY

     (A) PERFECTION OF SECURITY AND TITLE:  The Agent:

          (i) is not liable for any failure, omission or defect in perfecting the Security constituted by any Charge;

          (ii) may accept without enquiry the title to the property over which Security is intended to be created by any Charge.

     (B) CUSTODY: The Agent is not under any obligation to hold any title deeds, security documents or any other documents in connection with the property charged by any Charge or to take any steps to protect or preserve these documents. The Agent may permit a Company to retain all these documents in its possession or may deposit them with a nominee or custodian. This paragraph does not apply to documents held in relation to a legal mortgage over, or over an interest in, real property or shares.

5.   NOTICES

     Any notice to be delivered to the Overdraft Bank may be delivered to it, or its affiliate, as a Lender in the manner described in the Loan Agreement.

6.   LAW

     This Agreement is to be governed by and construed in accordance with English law.

SIGNATURES



[Name of Overdraft Bank]

By:



Castle Transmission International Ltd

By:



[Name of Agent]

By: